Exhibit (c)(14)

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
Project Baseball Discussion Materials
Goldman, Sachs & Co.
November 8, 2016
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CONFIDENTIAL
Goldman Sachs
Disclaimer
INVESTMENT BANKING DIVISION
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CONFIDENTIAL
Goldman Sachs
Table of Contents
INVESTMENT BANKING DIVISION
I. Review of Braves Offer Relative to Preliminary Royals Valuation
II. Braves Preliminary Standalone Valuation
III. Key Elements of Potential Response to Braves
Appendix A: Other Royals Valuation Materials
Appendix B: Other Braves Valuation Materials
Appendix C: Precedent Transaction Analysis
Appendix D: Other Supplemental Trading Information

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
I. Review of Braves Offer Relative to Preliminary Royals Valuation

CONFIDENTIAL

Goldman Sachs

Overview of Braves Offer

INVESTMENT BANKING DIVISION

($ in millions, except per share data)

	Standalone		Offer Value Implied By	
	Braves	Royals	20-Oct-16	4-Nov-16
Braves Reference Share Price[1]			$ 58.84	$ 56.71
Value of Stock Offer Per Share (@ 0.5502x Exchange Ratio)			$ 32.37	$ 31.20
Cash Offer Per Share			$ 24.13	$ 24.13
Implied Transaction Share Price[2]	£ 48.03	$ 47.17	$ 56.50	$ 55.33
Premium To Pre-Offer Price (20-Oct-2016)			19.8 %	17.3 %
Illustrative Equity Value	£ 89,758	$ 67,486	$ 80,837	$ 79,162
Enterprise Value[3]	£ 112,335	$ 78,706	$ 92,057	$ 90,382
Enterprise Value / LTM EBITDA	14.1 x	13.8 x	16.1 x	15.8 x
Enterprise Value / 2016E EBITDA	12.8	13.2	15.4	15.1
Enterprise Value / 2017E EBITDA	11.4	12.3	14.3	14.1
2016E P / E	19.5 x	20.5 x	24.6 x	24.1 x
2017E P / E	17.3 x	18.5 x	22.2 x	21.7 x
Royals Shareholders Ownership			19.6 %	19.6 %
Braves Shareholders Ownership			80.4 %	80.4 %

Source: Bloomberg, IBES
Note: Multiples based on IBES estimates.
[1] Converted at GBP / USD rate of 1.2250x on 20-Oct-2016, 1.2546x on 04-Nov-2016.
[2] Braves and Royals standalone represents closing price prior to offer announcement.
[3] Calculated from public filings and share count per Royals management. Braves quotes Royals enterprise value of $93bn in proposal dated 20-Oct-2016.

Review of Braves Offer Relative to Preliminary Royals Valuation 4

CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Analysis of Braves' Proposal Across Various Braves Prices

($ in millions, except per share data) | $24.13 Cash / Share | 0.5502x Exchange Ratio

			Braves Share Price					
			52 - Week Low	52 - Week High	Pre-Brexit	6-Month Average[1]	Pre-Offer	4-Nov-16
			£ 35.36	£ 51.35	£ 42.76	£ 46.02	£ 48.03	£ 45.20
	USD / GBP		1.4309 x	1.2884 x	1.4800 x	1.3542 x	1.2250 x	1.2546 x
	Braves Share Price (USD)		**$ 50.60**	**$ 66.16**	**$ 63.28**	**$ 62.32**	**$ 58.84**	**$ 56.71**
	Value of Offer / Share (@0.5502 x Exchange Ratio)		$ 27.84	$ 36.40	$ 34.82	$ 34.29	$ 32.37	$ 31.20
	Cash Offer / Share		$ 24.13	$ 24.13	$ 24.13	$ 24.13	$ 24.13	$ 24.13
	Implied Offer / Share		$ 51.97	$ 60.53	$ 58.95	$ 58.42	$ 56.50	$ 55.33
	Implied Equity Value		$ 74,351	$ 86,602	$ 84,333	$ 83,577	$ 80,837	$ 79,162
	Net Debt		$ 11,220	$ 11,220	$ 11,220	$ 11,220	$ 11,220	$ 11,220
	Implied Enterprise Value		$ 85,571	$ 97,822	$ 95,553	$ 94,797	$ 92,057	$ 90,382
Pre - Synergies	EV / LTM EBITDA	$5,718	15.0 x	17.1 x	16.7 x	16.6 x	16.1 x	15.8 x
Pre - Synergies	EV / LTM EBITDA w/ LO Synergies ($274mm)	$5,992	14.3 x	16.3 x	15.9 x	15.8 x	15.4 x	15.1 x
Pre - Synergies	EV / NTM EBITDA	$6,251	13.7 x	15.6 x	15.3 x	15.2 x	14.7 x	14.5 x
Pre - Synergies	EV / 2017E EBITDA	$ 6,313	13.6 x	15.5 x	15.1 x	15.0 x	14.6 x	14.3 x
Pre - Synergies	EV / 2018E EBITDA	$ 6,877	12.4 x	14.2 x	13.9 x	13.8 x	13.4 x	13.1 x
Pre - Synergies	2017E P / E	$2.53	20.5 x	23.9 x	23.3 x	23.1 x	22.3 x	21.8 x
Pre - Synergies	2018E P / E	$2.78	18.7 x	21.7 x	21.2 x	21.0 x	20.3 x	19.9 x
Synergies to 100%[1]	EV / 2017E EBITDA	$ 6,713	12.7 x	14.6 x	14.2 x	14.1 x	13.7 x	13.5 x
Synergies to 100%[1]	EV / 2018E EBITDA	$ 7,277	11.8 x	13.4 x	13.1 x	13.0 x	12.7 x	12.4 x
Synergies to 57.8%[1]	EV / 2017E EBITDA	$ 4,049	12.2 x	14.0 x	13.6 x	13.5 x	13.1 x	12.9 x
Synergies to 57.8%[1]	EV / 2018E EBITDA	$ 4,375	11.3 x	12.9 x	12.6 x	12.5 x	12.2 x	11.9 x

Source: Royals Management projections as first provided to GS on 29-Oct-2016 for its use ("Management projections"), Bloomberg as of 04-Nov-2016
Note: Assumes 1,431mm diluted shares outstanding, net debt of $11,220mm as of 30-Sep-2016 balance sheet per Royals Management.
[1] Assumes pre-tax Royals-Braves transaction synergies of $400mm as per amount quoted in Braves offer letter dated 20-Oct-2016. 100% row represents 100% of synergies applied to 100% of Royals EBITDA and enterprise value of Braves. 57.8% row represents 100% of synergies applied to 57.8% of EBITDA and enterprise value purchased.

Review of Braves Offer Relative to Preliminary Royals Valuation 5

CONFIDENTIAL
Goldman Sachs
Value of Braves Proposal and Implied Premiums Over Time
INVESTMENT BANKING DIVISION
Assumes Fixed $24.13 Cash Per Share | 0.5502x Braves / Royals Exchange Ratio
Royals Trading vs. Braves Offer Value Over Time
$65
$60
$55
Price
Stock
$50
$45
$40
Q1 Average Premium: 11.0%
Q2 Average Premium: 14.2%
05-Jul-2016
Braves July High of $54.48 per share
Brexit
Implied Premium: 10.6%
Q3 Average Premium: 17.7%
Average Premium: 15.9%
30%
25%
20% $56.50
15%
10%
$47.17
5%
0%
Pre-Offer Price Premium: 19.8%
Offer Premium
Oct-2015 Nov-2015 Jan-2016 Feb-2016 Mar-2016 May-2016 Jun-2016 Jul-2016 Sep-2016 Oct-2016
Royals Value of Current Braves Offer
Source: CapIQ as of 20-Oct-2016
Review of Braves Offer Relative to Preliminary Royals Valuation

Goldman Sachs CONFIDENTIAL
INVESTMENT BANKING DIVISION
Royals and Braves EV / NTM EBITDA Relative to Peers and Braves Offer
16x 14x 12x 10x 8x 6x 4x 2x 0x
Average 3M YTD 3Y 5Y 10Y
Royals 12.7 x 13.1 x 11.7 x 10.5 x 8.8 x
Braves 12.2 11.6 10.3 9.7 9.1
Tobacco Peers1 13.0 13.3 12.0 11.0 10.3
14.7x (Implied by Braves Offer)3
12.4 x 12.3 x 11.6 x
Royals Braves Tobacco Peers1
Oct-2006 Jun-2008 Feb-2010 Oct-2011 Jun-2013 Feb-2015 Oct-2016
Average 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016YTD
Royals 8.6 x 8.4 x 6.9 x 5.7 x 6.8 x 8.0 x 8.6 x 9.1 x 10.3 x 12.5 x 13.1 x
Braves Adjusted2 8.5 9.4 9.1 8.1 8.0 8.2 8.9 9.0 9.5 10.4 11.6
Tobacco Peers1 10.5 11.3 10.0 8.5 8.8 8.8 9.6 9.7 10.8 12.5 13.3
Source: IBES, Bloomberg, Market data as of 20-Oct-2016
1 Tobacco Peers include Altria, Imperial Brands, ITC, Japan Tobacco and Philip Morris.
2 Braves Adjusted equals Braves market capitalization minus value of Braves stake in Royals and ITC plus Braves Net Debt divided by total EBITDA. 3 Reflects value of Braves offer of 20-Oct-2016.
Review of Braves Offer Relative to Preliminary Royals Valuation 7

Goldman Sachs CONFIDENTIAL
INVESTMENT BANKING DIVISION
Royals and Braves NTM Price Earnings Relative to Peers and Braves Offer
25x 20x 15x 10x 5x
Average 3M YTD 3Y 5Y 10Y
Royals 19.4 x 20.2 x 18.2 x 16.5 x 14.1 x
Braves 18.3 17.7 16.3 15.6 14.4
Tobacco Peers1 19.9 20.0 17.1 16.1 14.9
22.7x (Implied by Braves Offer) 2
18.8 x 18.7 x 16.6 x
Royals Braves Tobacco Peers1
Oct-2006 Jun-2008 Feb-2010 Oct-2011 Jun-2013 Feb-2015 Oct-2016
Average 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016YTD
Royals 15.0 x 13.8 x 11.1 x 9.2 x 11.2 x 13.2 x 13.9 x 14.4 x 16.2 x 19.2 x 20.2 x
Braves 13.5 14.9 14.1 11.8 12.5 13.2 14.4 14.5 15.2 16.7 17.7
Tobacco Peers1 14.9 15.5 13.1 12.5 12.8 13.9 14.7 14.6 15.3 17.0 20.0
Source: IBES, Bloomberg, Market data as of 20-Oct-2016
1 Tobacco Peers include Altria, Imperial Brands, ITC, Japan Tobacco and Philip Morris.
2 Reflects value of Braves offer of 20-Oct-2016.
Review of Braves Offer Relative to Preliminary Royals Valuation 8

CONFIDENTIAL

Goldman Sachs

Royals Management Plan

($ in millions, except per share data)

INVESTMENT BANKING DIVISION

Commentary	Income Statement	2015A	2016E	2017E	2018E	2019E	2020E	2021E	'16E - '21E
		Per Royals Management							
Sales growth driven by price realization and gains in market share	Net Sales	$ 10,675	$ 12,529	$ 13,009	$ 13,621	$ 14,331	$ 15,095	$ 15,909	4.9 %
	% Growth	*26.0 %*	*17.4 %*	*3.8 %*	*4.7 %*	*5.2 %*	*5.3 %*	*5.4 %*	
$250mm NPM cliff in 2017 $100mm NPM cliff in 2019	MSA, TQBO & FDA Payments	(2,678)	(2,925)	(3,321)	(3,447)	(3,637)	(3,740)	(3,834)	
	% Sales	*(25.1)%*	*(23.3)%*	*(25.5)%*	*(25.3)%*	*(25.4)%*	*(24.8)%*	*(24.1)%*	
Margin improvement driven by innovation scale and synergy realization	**EBITDA**	**$ 4,560**	**$ 6,003**	**$ 6,313**	**$ 6,877**	**$ 7,329**	**$ 8,026**	**$ 8,696**	**7.7 %**
	% Margin	*42.7 %*	*47.9 %*	*48.5 %*	*50.5 %*	*51.1 %*	*53.2 %*	*54.7 %*	
	Operating Income	$ 4,438	$ 5,880	$ 6,181	$ 6,736	$ 7,190	$ 7,880	$ 8,548	7.8 %
	% Margin	*41.6 %*	*46.9 %*	*47.5 %*	*49.5 %*	*50.2 %*	*52.2 %*	*53.7 %*	
EPS growth driven by share repurchase, margin improvement	**EPS**	**$ 1.98**	**$ 2.31**	**$ 2.53**	**$ 2.78**	**$ 2.99**	**$ 3.33**	**$ 3.67**	**9.7 %**
	DPS	1.25	1.65	1.99	2.16	2.36	2.58	2.83	
	Cash Flow								
	D&A	$ 122	$ 123	$ 132	$ 141	$ 139	$ 146	$ 148	
	NWC, Pension & Other	(5,237)	(65)	43	(191)	(70)	(40)	3	
Higher in '16-'17 due to LO integration and other CAPEX $150mm run rate	CAPEX	(174)	(229)	(255)	(189)	(150)	(150)	(150)	
	% of Sales	*1.6 %*	*1.8 %*	*2.0 %*	*1.4 %*	*1.0 %*	*1.0 %*	*0.9 %*	
$2bn current share repurchase plan $12bn maximum repurchase to hit Braves cost basis	Share Repurchase	(124)	(752)	(789)	(852)	(1,000)	(1,000)	(1,000)	
	Dividends	(1,583)	(2,359)	(2,811)	(3,030)	(3,275)	(3,553)	(3,873)	
Targeting 80% payout ratio; likely effective from February 2017	Borrowing / (Repayment)	8,525	(4,150)	(500)	1,350	350	(1,121)	-	
	Balance Sheet								
	Cash	$ 2,567	$ 1,204	$ 600	$ 1,733	$ 1,882	$ 747	$ 1,111	
Target $1.3bn minimum liquidity (including $2bn RCF)	Debt	17,447	13,166	12,586	13,868	14,172	13,040	13,056	
	Debt / EBITDA	3.8 x	2.2 x	2.0 x	2.0 x	1.9 x	1.6 x	1.5 x	

Source: Management projections

Review of Braves Offer Relative to Preliminary Royals Valuation 9

Goldman Sachs CONFIDENTIAL
INVESTMENT BANKING DIVISION
Sensitivities to Management Plan
Upside
Accelerated growth from new revenue streams - Vapor/Transformation
Expansion/success of next-gen heat not burn
Future credits on MSA settlements / transition years
Expected favorable pension revaluation impact
Identified synergies limited to minimize capability impact
Downside
Altria financial flexibility from AB InBev acquisition of SABMiller could reduce industry pricing benefit
Aggressive SET environment following California
Economic Downturn - unemployment, higher gas prices impacting adult tobacco consumers
MSA - higher inflation leads to increased obligations
FDA Product Standards/FDA Process Risk
Engle Litigation
Source: Management estimates
Review of Braves Offer Relative to Preliminary Royals Valuation 10

CONFIDENTIAL

Goldman Sachs

Management Preliminary View of Potential Synergies
($ in millions)

INVESTMENT BANKING DIVISION

Item		Synergy Range		Total Costs	% of Total	% of Sales
MSA Costs		$ 0	$ 0	$ 2,925	0.0 %	0.0 %
Procurement Synergies	(1)	12	24	1,200	1.5 %	0.1 %
Other COGS		0	0	709	0.0 %	0.0 %
Total COGS - Royals		**$ 12**	**$ 24**	**$ 4,834**	**0.4 %**	**0.1 %**
Payroll	(2)	$ 41	$ 56	TBD	TBD	0.4 %
Procurement Synergies	(1)	12	24	$ 1,200	1.5 %	0.1 %
Marketing		15	20	300	5.8 %	0.1 %
Information Management		10	25	125	14.0 %	0.1 %
HR		5	15	50	20.0 %	0.1 %
Finance, Audit, IR, Business Development		8	8	38	21.1 %	0.1 %
Public Company Expenses	(3)	27	27	27	100.0 %	0.2 %
Other SG&A		2	4	71	4.2 %	0.0 %
Total SG&A - Royals		**$ 120**	**$ 179**	**$ 1,811**	**8.3 %**	**1.2 %**
Total COGS and SG&A - Royals		**$ 132**	**$ 203**	**$ 6,645**	**2.5 %**	**1.3 %**
Estimate of Cost Savings at Braves						
R&D Synergies / Vapor	(4)	$ 50	$ 50	100	50.0 %	0.4 %
Manufacturing Synergies	(5)	20	40	TBD	TBD	0.2 %
Louisville (Braves)		8	8	8	100.0 %	0.1 %
Total Estimated SG&A Savings - Braves		**$ 78**	**$ 98**	**$ 108**	**TBD**	**0.7 %**
Total COGS and SG&A Cost Savings		**$ 210**	**$ 301**	**$ 6,753**	**TBD**	**2.0 %**

Key Synergy Drivers

1. **Procurement –** Reflects an assumed 1-2% of procurement controlled spend (1/3rd assumed to be direct and 2/3rd indirect)
2. **Payroll –** Reflects conformance in annual bonus at Royals to Braves structure and other potential payroll reductions at Royals
3. **Public Company Expenses –** Elimination of Board costs, SEC reporting, public company communications, etc.
4. **R&D Synergies –** Consolidation of Braves Southhamption facility into Royals existing R&D footprint
5. **Manufacturing Synergies –** Consolidation of Braves facility in Mexico into Royals existing U.S. manufacturing footprint

Source: Management Projections

Note: Analysis excludes potential savings on U.S. litigation costs, potential savings on post-retirement and other benefit costs, and $55mm of reduced expenses from structural differences in the Long-Term Incentive plans when integrated with Braves (estimated impact during 2017 and 2018), all per Royals management.

Review of Braves Offer Relative to Preliminary Royals Valuation

11

CONFIDENTIAL

Goldman Sachs

Management Preliminary View of Potential Upside from Operational Synergies

INVESTMENT BANKING DIVISION

Category	Initial Range ($mm)	Best in Class/ Potential Upside ($mm)	Estimated Total ($mm)	% of Sales
■ **COGS - Royals** — Represents direct procurement synergies — **Potential Upside** - Assumes incremental $40-$85mm of operational savings from the application of "best-in-class" principles across Royals and Braves footprint	$12 - $24	$40 - $85	$52 - $109	0.4% - 0.9%
■ **SG&A – Royals and Braves** — Represents primarily reduction/elimination Payroll, Public Company expenses, Procurement, Marketing, Information Management and other cost savings at Royals — Also represents R&D and manufacturing synergies at Braves from consolidation into existing Royals footprint — **Potential Upside** Assumes incremental $20-$45mm of overhead savings from the application of "best-in-class" principles across Royals and Braves footprint	$198 - $277	$20 - $45	$218- $322	1.7% - 2.5%
Total Operational Synergies	**$210 - $301**	**$60 - $130**	**$270 - $431**	**2.1% - 3.4%**
■ **Financial** — Assumes $100mm of savings from re-financing $5bn Royals debt @ 200bps lower — Reduced Amortization of Intangibles ($24mm), elimination of revolver costs ($5mm) and incremental cash returns from consolidated treasury operations ($10mm) — **Potential Upside –** There is likely additional opportunity from interest savings as Braves would have consistent access to global markets (Euro organic coupons are 180-240bps cheaper than USD)	$130	$9 - $29	$139 - $159	1.1% - 1.3%
Total Synergies	**$340 - $431**	**$69 - $159**	**$409 - $590**	**3.3% - 4.7%**

Source: Management projections

Review of Braves Offer Relative to Preliminary Royals Valuation 12

Goldman Sachs CONFIDENTIAL
INVESTMENT BANKING DIVISION
Analysis of Synergies in Precedent Transactions
Announced Synergies Precedent Tobacco Transactions
Management forecasts 3.3% to 4.7% in synergies
13.7% 4.6% 12.0% 2.4% Median: 4.7% 0.9% 2.5% 4.7% 7.0% 15.6%
Imperial / Reemtsma (Mar-2002) BAT / ETI (Jul-2003) RJR / Brown& Williamson (Oct-2003)1 JT / (2006) Gallaher Reynolds / Conwood (Apr-2006) Imperial / Altadis (Mar-2007) BAT / Skandinavisk (Feb-2008)1 BAT / Tekel (Feb-2008)1 Reynolds / Lorrilard (Jul-2014)
Transaction Value ($bn) $5.1 $2.5 $6.2 $18.5 $3.5 $22.4 $4.1 $1.7 $27.6
Breakdown of Announced Synergies in Precedent Transactions
IMT / Reemtsma 13.7 % of Sales
Production & Purchasing 21% Corporate and Regional 32% Sales and Marketing 47%
IMT / Altadis 2.5 % of Sales
Corporate and Regional 28% Sales and Marketing 33% Production & Purchasing 40%
InBev / Anheuser Busch 13.3 % of Sales
Best Practice Sharing 20% Process and Engineering 20% Brewery and Distribution Efficiencies 25% Corporate and Regional 35% AB InBev / SAB Miller 8.5 % of Sales Other 38% China 4% Overhead 10% COGS & G&A 48%
Royals Management contemplated synergies in Braves transaction: SG&A from Royals: 30%, Best Practice Sharing: 27%, Financial: 22%, SG&A from Braves: 17%, COGS: 4%
Source: SDC, Press Releases and Public Filings Note: Date indicates announcement of transaction.
1 Sales data not available so analysis assumes EBITDA margin of 34.6% (based on industry peers).
Review of Braves Offer Relative to Preliminary Royals Valuation 13

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
Summary of Outside in Assumptions on Potential Tax Implications
Structuring Implications
Category Estimated Range ($mm)
Intercompany Debt
- Cash Consideration x Intercompany Interest Rate x Domestic Tax Rate
- ~$20bn cash consideration at a 6.0% - 8.0% intercompany interest rate and 35% tax rate $420 - $560
Loss of tax on dividend and share repurchase
- 6.0% tax paid by Braves on existing Royals dividend
- 42% of ~$2.6bn-3.0bn in 2017 dividends payed by Royals
- 42% of ~$700-$900mm in 2017 share repurchase $80- $100
Shifting Royals Debt to Braves
- Foreign Debt x Interest Rate x Foreign Tax Rate
- ~$5bn debt between current 5.0% and new 3.0% interest rate and 20% UK tax rate $30 - $50
Total $530 - $710
Operational Implications
Category Estimated Range ($mm)
Shifting Braves R&D to US
- Current R&D facilities operations could be relocated to the US’ higher tax jurisdiction
- Assumes that 40% - 75% of Braves total R&D of £148mm can be shifted to the U.S. resulting in a 15% greater tax shield (assumed 35% deduction in U.S. vs. 20% estimated existing deduction) $10-$25
Purchasing International Leaf From Braves
- ~50% of Royals leaf purchased ex-US
- Braves charges its subsidiaries cost + 10% which could provide additional US tax shielding $0-$5
Allocation of Braves Overhead to US
- Opportunities to shift Braves’ overhead allocations to high US tax jurisdiction
- Assumes shifting of ~10-20% of Braves’ headcount costs of ~ £2bn to U.S. resulting in a 15% greater tax shield (assumed 35% deduction in U.S. vs. 20% estimated existing deduction) $40-$70
Total $50 - $100
Source: Management projections
Review of Braves Offer Relative to Preliminary Royals Valuation 14

CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Pro Forma P&L in Braves-Royals Combination

($ in millions)

2017E	Royals	Braves	Synergies & Beneficial Tax Implications: Low[1]	Mid[2]	High[3]	Transaction[4]	Pro Forma Financials at Varying Cost Savings Levels: Low[1]	Mid[2]	High[3]
Revenue	$ 13,009	$ 20,692					$ 33,702	$ 33,702	$ 33,702
Gross Profit	7,892	15,756	42	109	109		23,690	23,757	23,757
% Margin	*60.7%*	*76.1%*					*70.3%*	*70.5%*	*70.5%*
EBITDA	**$ 6,313**	**$ 8,259**	**$ 270**	**$ 431**	**$ 431**		**$ 14,842**	**$ 15,003**	**$ 15,003**
% Margin	*48.5%*	*39.9%*					*44.0%*	*44.5%*	*44.5%*
Operating Income	$ 6,182	$ 7,766	$ 270	$ 431	$ 431	(160)	$ 14,058	$ 14,219	$ 14,219
% Margin	*47.5%*	*37.5%*					*41.7%*	*42.2%*	*42.2%*
Interest Expense	(577)	(542)	130	159	159	(382)	(1,371)	(1,342)	(1,342)
Implied Interest Rate	*4.5 %*	*2.8 %*					*2.5 %*	*2.4 %*	*2.4 %*
Equity Income from Royals		1,440				(1,440)	0	0	0
Other Equity Income & Minority Interest		535					535	535	535
Taxes	(2,028)	(2,167)	(133)	(196)	404	180	(4,149)	(4,212)	(3,612)
Effective Tax Rate	*36.2 %*	*23.6 %*					*31.4 %*	*31.4 %*	*26.9 %*
Minority Interest		(220)					(220)	(220)	(220)
Net Income	**$ 3,576**	**$ 6,813**	**$ 267**	**$ 394**	**$ 994**	**$(1,801)**	**$ 8,855**	**$ 8,981**	**$ 9,581**

Source: Management projections, projected Braves financials based on Wall Street Research
Note: For transaction adjustments, analysis assumes an offer of $24.13 and 0.5502 Braves shares per Royals share, pro forma company leverage of 4.3x LTM EBITDA, GBP / USD currency conversion at 1.225.

1 Reflects initial Braves estimate of operational synergies of $400mm.

2 Royals Management estimate of potential synergies with upside from "best-in-class" principles across Royals and Braves footprint, consistent with previously announced tobacco transactions per Royals Management.

3 Royals Management estimate of potential upside operational synergies combined with the tax implications of transaction.

4 Assumes pro forma company incremental debt of $18.6bn financed at 2.0% interest rate, $160mm in pre-tax pension expenses and $1.5bn cash used to finance the transaction with at an opportunity cost of savings of 0.5% all per Royals Management.

Review of Braves Offer Relative to Preliminary Royals Valuation

15

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
Review of Pro Forma Margins and Tax Rate Relative to Peers
2017 Gross Margin
76.1% Median: 60.3%
70.5%
60.7% 61.1% 65.5% 62.6% 60.3% 60.1% 58.8%
70.3%
Royals Management Projections Royals IBES Projections Braves 1 Pro Forma Company PM ITC1 JT MO IMB
Braves Estimates Royals Estimates
2017 EBITDA Margin
Median: 45.5%
48.5% 49.3% 44.5% 50.2% 47.7% 45.5%
40.7% 38.4%
44.0% 33.7%
Royals Management Projections Royals IBES Projections Braves Pro Forma Company MO IMB PM ITC JT
Braves Estimates Royals Estimates
Tax Rate
37.2% 37.2% 35.1% Median: 28.7%
34.8%
31.4% 28.7% 27.7%
23.6% 20.7%
26.9%
Royals Management Projections Royals IBES Projections Braves Pro Forma Company MO ITC JT PM IMB
Blended Tax Rate Including Beneficial Tax Implications
Dividend 72% 80% 63% NA 81% 97% 55% 91% 57%
Payout Ratio
Source: Management projections; IBES, Market data as of 20-Oct-2016
1 Braves and ITC gross margin forecast only includes cost of raw materials and consumables.
Review of Braves Offer Relative to Preliminary Royals Valuation 16

CONFIDENTIAL

Goldman Sachs

Illustrative Summary of Financial Analyses

INVESTMENT BANKING DIVISION

Current Offer Value: $55.33 (04-Nov-2016)
Stated Offer: $56.50 (20-Oct-2016)

	Analyses	Illustrative Price per Share (Low)	Illustrative Price per Share (High)	Comments
A1	Present Value of Future Share Price[1]	$ 55.98	$ 66.57	■ 16.5x – 20.2x P / E (Average NTM P/E for 5 year - 2016 YTD) ■ 5.9% Cost of Equity
A2	Present Value of Future Share Price with Levered Recap[1]	$ 57.67	$ 68.62	■ 16.5x – 20.2x P / E (Average NTM P/E for 5 year - 2016 YTD) ■ 5.9% Cost of Equity ■ Assumes maximum repurchase of $12bn from 2017-2020 while capping leverage at Moody's adjusted 3.5x
B1	Discounted Cash Flow	$ 48.86	$ 71.67	■ (0.5)% to 0.5% perpetuity growth rate ■ 5.0% to 6.0% weighted average cost of capital ■ Implied terminal LTM EBITDA multiple of 9.3x – 13.5x
B2	Discounted Cash Flow With Synergies	$ 54.26	$ 95.79	■ 5.0% to 6.0% weighted average cost of capital ■ **Low:** Braves estimate of $400mm operational synergies ■ **High:** Royals estimate of synergy upside including tax implications ■ Synergies allocated to 58% of shares not owned by Braves
C	Selected Transactions	$ 37.82	$ 59.18	■ **High:** EV/LTM EBITDA 16.0x ■ **Low:** EV/LTM EBITDA 10.9x ■ 30-Sep-16 EBITDA of $5,993mm
D	Precedent Premia	$ 54.25	$ 61.32	■ Selected precedent transactions tobacco ■ Based on typical industry and significant shareholder premiums over the past 10 years of 15 to 30%
	Public Information			
	52 Week Trading Range	$ 43.38	$ 54.48	■ **High:** 05-Jul-2016 ■ **Low:** 19-Oct-2016
E	Research Analyst Estimates	$ 52.00	$ 62.00	■ **High:** $62.00 ■ **Low:** $52.00 ■ 9 Research Analysts

Note: Valuation as of 30-Sep-2016. Proposed Braves offer would not be received until a future date.

Source: Bloomberg, IBES, public filings, Management Projections
[1] Including dividends.

Review of Braves Offer Relative to Preliminary Royals Valuation 17

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
A1 Preliminary Illustrative Public Market Present Value of Future Share Price Analysis | Base Plan
Based on 1 Year Forward P/E Multiples | Royals Management Projections
Note: Analysis reflects valuation as of 30-Sep-2016.
Proposed Braves offer not received until a future date.
Future Value of Stock Price at 5.9 % Cost of Equity
$80 $70 $60 $50 $40 $30 $20
$74.08
$67.23
$60.42 $68.95
$56.23 $62.57
$51.18 $56.23 $60.51
$54.46 $52.33 $54.92
$47.63
$49.35
$45.93
$41.80
Today Dec-16 Dec-17 Dec-18 Dec-19 Dec-20
20.2x Forward P/E (YTD Average NTM P/E)
18.8x Forward P/E (Pre-Offer NTM P/E)
16.5x Forward P/E (5 Year Average NTM P/E)
Present Value of Future Stock Price + Dividends at 5.9 % Cost of Equity
Weighted Repurchase Price
$80 $70 $60 $50 $40 $30 $20
$66.57
$62.25
$54.75 $57.54 $62.57
$50.91 $58.40
$53.87
$54.46 $51.13 $55.98
$47.42 $52.07
$45.18 $47.84
$41.69
Today Dec-16 Dec-17 Dec-18 Dec-19 Dec-20
Value If Held
20.2x $50.91 $54.77 $57.61 $62.44 $66.91
18.8x $47.41 $51.15 $53.93 $58.57 $62.88
16.5x $41.67 $45.19 $47.89 $52.22 $56.27
Dec-2016 Dec-2017 Dec-2018 Dec-2019 Dec-2020 ’16 - ’20 CAGR
NTM EPS $2.53 $2.78 $2.99 $3.33 $3.67 9.7%
LTM DPS $1.65 $1.99 $2.16 $2.36 $2.58 11.8%
Debt ($mm) $13,166 $12,586 $13,868 $14,172 $13,040 (0.2)%
Cash ($mm) $1,204 $600 $1,733 $1,882 $746 (11.3)% - -
Share Repurchase ($mm) $(528) $(789) $(852) $(1,000) $(1,000)
% of Shares Repurchased 0.4% 0.9% 0.6% 0.9% 0.8%
Source: Management projections Note: Discounted to 30-Sep-2016.
Review of Braves Offer Relative to Preliminary Royals Valuation 18

CONFIDENTIAL

Goldman Sachs | INVESTMENT BANKING DIVISION

A2 Preliminary Overview of Illustrative Levered Recap Scenario

Baa3 | 3.5x Adj. Leverage | 3.5% Interest | $12bn Total Share Repurchase[1]

($ in millions, except per share data)

		2017	2018	2019	2020	2021
Debt Issuance	Incremental Debt Raised	$ 7,380	$ 690	$ 1,279	$ 210	$ 215
	(-) Cash Interest	(82)	(172)	(194)	(210)	(215)
	Additional Cash for Share Repurchases	**$ 7,298**	**$ 518**	**$ 1,085**	**$ 0**	**$ 0**
Share Repurchase	Base Plan Cash For Share Repurchase	$ 789	$ 852	$ 930	$ 0	$ 0
	Net Shares Repurchased[2]	131	16	26	(1)	(1)
	Pro Forma Shares Outstanding	**1,294**	**1,277**	**1,252**	**1,253**	**1,254**
EPS Impact	Base Plan EPS	$ 2.53	$ 2.78	$ 2.99	$ 3.33	$ 3.67
	Pro Forma EPS	**$ 2.70**	**$ 2.92**	**$ 3.16**	**$ 3.49**	**$ 3.82**
	% Accretion	*6.6 %*	*4.9 %*	*5.8 %*	*4.9 %*	*4.3 %*
Dividend Impact	Base Plan Dividends Per Share	$ 1.99	$ 2.16	$ 2.36	$ 2.58	$ 2.83
	Pro Forma Dividends Per Share	**$ 2.17**	**$ 2.37**	**$ 2.62**	**$ 2.84**	**$ 3.09**
	% Growth	*9.1 %*	*9.8 %*	*11.0 %*	*9.9 %*	*9.0 %*
Leverage Impact	Pro Forma Debt / EBITDA	3.2 x	3.2 x	3.2 x	2.7 x	2.6 x
	Pro Forma Moody's Adjusted Debt / EBITDA	**3.5 x**	**3.5 x**	**3.5 x**	**2.9 x**	**2.9 x**
Additional Capital Return	**Debt Capacity for Additional Dividend**	**$ 0**	**$ 0**	**$ 0**	**$ 4,363**	**$ 5,476**

Source: Management projections, assumes shares repurchased at 22.0 x NTM P/ E at an even rate throughout the year per Royals Management.
[1] Includes $528mm forecast share repurchase in Q4 2016 per Royals Management.
[2] Assumes de minimis dilution per year from restricted stock issuance.

Review of Braves Offer Relative to Preliminary Royals Valuation 19

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
A2 Preliminary Illustrative Public Market Present Value of Future Share Price Analysis | Levered Recap to 3.5x
Based on 1 Year Forward P/E Multiples | Royals Management Projections
Future Value of Stock Price at 5.9 % Cost of Equity
Note: Analysis reflects valuation as of 30-Sep-2016.
Proposed Braves offer not received until a future date.
$80 $70 $60 $50 $40 $30 $20
$77.26
$70.51
$63.92 $71.91
$59.01 $65.62
$54.54 $59.49 $63.11
$54.46 $50.76 $54.92 $57.59
$52.21
$48.20
$44.55
Today Dec-16 Dec-17 Dec-18 Dec-19 Dec-20
20.2x Forward P/E (YTD Average NTM P/E)
18.8x Forward P/E (Pre-Offer NTM P/E)
16.5x Forward P/E (5 Year Average NTM P/E)
Present Value of Future Stock Price + Dividends at 5.9 % Cost of Equity
Weighted Repurchase Price
$80 $70 $60 $50 $40 $30 $20
$68.62
$64.71
$57.38 $60.55 $64.47
$54.22 $60.70
$56.68
$50.51 $53.58 $57.67
$54.46 $54.10
$50.31
$44.39 $47.35
Today Dec-16 Dec-17 Dec-18 Dec-19 Dec-20
Value If Held
20.2x $54.22 $57.54 $61.07 $65.78 $70.23
18.8x $50.50 $53.74 $57.17 $61.72 $66.04
16.5x $44.38 $47.48 $50.78 $55.06 $59.14
Dec-2016 Dec-2017 Dec-2018 Dec-2019 Dec-2020 ’16 - ’20 CAGR
NTM EPS $2.70 $2.92 $3.16 $3.49 $3.82 9.1%
LTM DPS $1.65 $2.17 $2.37 $2.62 $2.84 14.5%
Debt ($mm) $13,166 $19,966 $21,939 $23,521 $21,599 13.2%
Cash ($mm) $1,204 $600 $1,733 $1,951 $817 (9.3)%
Share Repurchase ($mm) $(528) $(8,087) $(1,370) $(2,015) $0
% of Shares Repurchased 0.4% 9.1% 1.2% 1.8% (0.1)% - -
Source: Management projections
Note: Levered recap scenario assumes 3.5% interest on new debt, maintenance of 3.5x debt / EBITDA per Royals Management. Shares repurchased at 22.0x NTM P/E per Royals Management. Discounted to 30-Sep-2016.
Review of Braves Offer Relative to Preliminary Royals Valuation 20

CONFIDENTIAL

Goldman Sachs | INVESTMENT BANKING DIVISION

B1 Preliminary Illustrative Discounted Cash Flow Analysis

Implied Equity Value Per Share of Royals

($ in millions, except per share data)

Note: Analysis reflects valuation as of 30-Sep-2016. Proposed Braves offer not received until a future date.

Equity Value per Share – Valuation Sensitivities

WACC	Perpetuity Growth Rate (0.5)%	0.0 %	0.5 %
5.0%	$ 59.31	$ 64.87	$ 71.67
5.5%	$ 53.65	$ 58.20	$ 63.67
6.0%	$ 48.86	$ 52.65	$ 57.13

Equity Value per Share – Operational Sensitivities (5.5% WACC, 0.0% PGR)

2021 EBITDA Margin	'16-'21 Revenue CAGR 3.9 %	4.9 %	5.9 %
53.7%	$ 54.07	$ 56.93	$ 59.91
54.7%	$ 55.29	$ 58.20	$ 61.23
55.7%	$ 56.50	$ 59.47	$ 62.56

% of EV from Terminal Value

WACC	Perpetuity Growth Rate (0.5)%	0.0 %	0.5 %
5.0%	78.5 %	80.2 %	81.9 %
5.5%	76.9 %	78.5 %	80.1 %
6.0%	75.2 %	76.8 %	78.4 %

Implied Terminal LTM EBITDA Multiple

WACC	Perpetuity Growth Rate (0.5)%	0.0 %	0.5 %
5.0%	10.9 x	12.1 x	13.5 x
5.5%	10.0 x	11.0 x	12.2 x
6.0%	9.3 x	10.1 x	11.0 x

Source: Public filings, Management projections

Note: Free cash flow discounted to 30-Sep-2016 using mid-year convention for cash flows. Terminal value calculated as of 2021. Assumes net debt of $11,220mm, comprised of $1,868mm cash, $61mm short term investments, $13,179mm debt in calculation of equity value per 30-Sep-2016 all per Royals Management. Assumes 1,431mm shares outstanding (Includes 4.913mm RSUs) per Royals Management. Assumes marginal tax rate of 36.8% per Royals Management.

Review of Braves Offer Relative to Preliminary Royals Valuation 21

CONFIDENTIAL

Goldman Sachs | INVESTMENT BANKING DIVISION

B2 Preliminary Illustrative Discounted Cash Flow Analysis

Implied Equity Value Per Share of Cost Savings

($ in millions, except per share data)

Key Assumptions

1. Reflects initial Braves estimate of operational synergies of $400mm – **3.2% of Royals sales**
2. Royals Management estimate of potential synergies with upside from "best-in-class" principles across Royals and Braves footprint, consistent with previously announced tobacco transactions – **4.7% of Royals sales**
3. Royals Management estimate of potential upside operational synergies combined with the tax implications of transaction – **11.9% of Royals sales**

Equity Value of Capitalized Cost Savings ($mm)

		Savings as % of Sales		
		3.2%	4.7%	11.9 %
WACC	5.0%	$ 5,336	$ 7,876	$ 19,876
	5.5%	$ 4,851	$ 7,160	$ 18,069
	6.0%	$ 4,447	$ 6,563	$ 16,563

Implied Equity Value of 100% of Total Cost Savings Per Non-Braves Share of Royals[1]

		Savings as % of Sales		
		3.2%	4.7%	11.9%
WACC	5.0%	$ 6.47	$ 9.56	$ 24.12
	5.5%	$ 5.89	$ 8.69	$ 21.93
	6.0%	$ 5.40	$ 7.96	$ 20.10

Implied Equity Value of Total Cost Savings per Royals Share if Pro Rata[2]

		Savings as % of Sales		
		3.2%	4.7%	11.9%
WACC	5.0%	$ 3.73	$ 5.50	$ 13.89
	5.5%	$ 3.39	$ 5.00	$ 12.63
	6.0%	$ 3.11	$ 4.59	$ 11.58

Source: Public filings, Management Projections

[1] Reflects 100% of synergies relative to 58% of total shares not currently owned by Braves an illustrative blended tax rate of 33.3% (100% of the synergies for ~58% of equity purchase price).

[2] Assumes synergies are reflected relative to all Royals shareholders at an illustrative blended tax rate of 33.3%.

Review of Braves Offer Relative to Preliminary Royals Valuation 22

CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

C Precedent Tobacco Transactions
(2005 – 2015)

Date Announced	Acquirer	Target	Deal Size[1] ($bn)	Premium[2] Undisturbed	Premium[2] 52-Week High	Cash / Stock Mix	Acquirer Cost of Financing[1]	Reported EV / LTM EBITDA[1]	Premium to Tobacco Sector Median[3]	Synergized EV / LTM EBITDA
Jun-2015	BAT	TDR	$ 0.6	NA	NA	100% Cash	1.0 %	12.5 x	0.9 x / 8 %	NA
Mar-2015	BAT	Souza Cruz	9.8	15 %	11 %	100% Cash	3.0 %	16.0	3.9 x / 32 %	16.0
Jul-2014	Reynolds American	Lorillard	27.6	40 %	29 %	74% Cash / 26% Stock	4.4 %	13.9	3.2 x / 30 %	9.9
May-2012	JTI	Gryson	0.6	NA	NA	100% Cash	1.5 %	12.3	3.2 x / 35 %	NA
May-2011	BAT	Protabaco	0.5	NA	NA	100% Cash	NA	11.3	2.8 x / 32 %	NA
Jun-2009	BAT	PT Bentoel Internasional	0.7	20 %	12 %	100% Cash	6.0 %	14.0	6.9 x / 96 %	NA
Sep-2008	Altria	UST	11.7	29 %	16 %	100% Cash	9.3 %	12.0	2.2 x / 23 %	9.6 x
Feb-2008	BAT	Skandinavisk Tobakskompagni	4.0	NA	NA	56% Cash / 44% Stock	6.0 %	11.2	0.6 x / 6 %	8.4
Feb-2008	BAT	Tekel	1.7	NA	NA	100% Cash	6.0 %	11.4	1.0 x / 10 %	8.2
Oct-2007	Altria	John Middleton	2.9	NA	NA	100% Cash	NA	15.0	5.3 x / 54 %	NA
Jul-2007	Imperial Tobacco	Altadis	22.4	29 %	19 %	100% Cash	7.5 %	14.2	5.2 x / 58 %	11.2 x
Feb-2007	Imperial Tobacco	Commonwealth Brands	1.9	NA	NA	100% Cash	6.5 %	10.9	1.1 x / 11 %	NA
Dec-2006	Japan Tobacco	Gallaher	18.5	22 %	16 %	100% Cash	4.0 %	13.0	3.8 x / 42 %	12.1 x
Apr-2006	Reynolds American	Conwood	3.5	NA	NA	100% Cash	7.2 %	13.6	4.2 x / 45 %	13.4
Proposed Transaction			**$ 92.0**	**20 %**	**4 %**	**43% Cash / 57 % Stock**	**2.5 %**	**15.4 x [4]**	**2.8 x / 22 %**	**14.4 x [5]**
		Median[6]	**$ 2.9**	**22 %**	**16 %**		**6 %**	**12.5 x**	**3.2 x / 32 %**	**11.2 x**
		Mean[6]	**6.1**	**23**	**15**		**5**	**12.9**	**3.2 x / 35 %**	**11.3**
		High[6]	**22.4**	**29**	**19**		**9**	**16.0**	**6.9 x / 96 %**	**16.0**
		Low[6]	**0.5**	**15**	**11**		**1**	**10.9**	**0.6 x / 6 %**	**8.2**

Source: Press releases, company filings, Cap IQ
Note: Altria / John Middleton multiple assumes D&A is 6% of EBIT.
[1] Values sourced from CapIQ and their corresponding company filings, press releases.
[2] Undisturbed dates and premiums sourced from Factset.
[3] Tobacco sector includes Royals, Braves, Philip Morris, Altria, Japan Tobacco, Imperial Brands and ITC Limited.
[4] Includes run-rate Lorillard synergies of $274mm, per Royals management.
[5] Includes run-rate operational synergies of $400mm.
[6] Does not include Reynolds American acquisition of Lorillard.

Review of Braves Offer Relative to Preliminary Royals Valuation 23

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
D Premiums Paid Over Time
US Deals Over $250mm in Enterprise Value
1 Day Premia on Cash / Stock Transactions
Median: 27.3%
32.6% 32.1% 33.9% 32.7% 33.8%
27.9% 26.6% 27.3%
22.7% 22.2%
18.8% 17.5% 19.3%
2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 YTD
Transactions 21 30 22 21 12 14 15 15 12 16 24 53 29
1 Day Premia on All Transactions
Median: 26.4%
29.7% 31.5% 32.2% 31.9% 30.5% 30.8%
25.5% 26.4% 25.3%
21.8% 21.8% 20.7% 21.2%
2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 YTD
Transactions 106 138 197 203 79 61 122 111 94 102 113 153 131
Source: Thomson Reuters
Review of Braves Offer Relative to Preliminary Royals Valuation 24

CONFIDENTIAL

Goldman Sachs

D Precedent Premiums Paid Analysis

INVESTMENT BANKING DIVISION

Sales of U.S. Targets to Significant Shareholders; >$1bn Transaction Value; 2005 - 2016

Date Announced	Target Name	Acquiror Name	% Held at Annoucement	Size ($mm)	Premium
Jun-16	Talen Energy	Riverstone Holdings	35.0 %	$ 4,293	17.3 %
Jan-16	Rouse Properties	Brookfield Asset Mgmt	31.5	2,378	35.3
Oct-15	Northern Tier Energy	Western Refining	38.4	1,782	16.9
Apr-15	GrafTech International	Brookfield Asset Mgmt	21.9	1,054	14.3
Jun-13	Dole Food	Investor Group	37.6	1,018	32.4
Dec-12	Clearwire Corp	Sprint Nextel Corp	50.4	3,330	108.3
Nov-12	Jefferies Group	Leucadia National	28.6	2,561	23.8
Jun-11	M&F Worldwide	MacAndrews & Forbes Hldg	42.7	2,289	47.4
Jun-10	Gerdau Ameristeel Corp	Gerdau Steel North America Inc	66.3	1,607	52.6
Jun-10	Mediacom Communications	Jmc Communications	38.9	3,613	64.2
Nov-09	Burlington Northern Santa Fe	Berkshire Hathaway	23.0	35,948	31.5
Sep-09	Odyssey Re Holdings Corp	Fairfax Financial Holdings Ltd	72.6	1,050	29.4
Apr-09	PepsiAmericas	PepsiCo	42.5	10,758	43.4
Apr-09	Pepsi Bottling Group	PepsiCo	29.2	4,279	44.8
Oct-08	Sovereign Bancorp	Banco Santander	24.3	1,910	3.5
Aug-08	UnionBanCal Corp,CA	Bank of Tokyo-Mitsubishi UFJ	65.4	3,707	26.3
Jul-08	Genentech Inc	Roche Holding AG	55.9	46,695	16.1
Mar-08	Nationwide Finl Svcs Inc	Nationwide Mutual Insurance Co	66.5	2,450	37.8
Sep-07	ASE Test	ASE Group	36.0	1,200	25.6
Nov-06	TD Banknorth Inc,Portland,ME	Toronto-Dominion Bank	57.0	3,232	6.5
Jun-06	Pacific Energy Partners	Plains All American Pipeline	24.5	1,615	10.6
Jun-06	Trizec Properties Inc	Investor Group	37.1	4,747	17.9
Mar-06	William Lyon Homes	General William Lyon	46.7	1,221	44.0
Feb-06	Lafarge North America	Lafarge SA	48.9	3,227	33.1
Oct-05	Nextel Partners	Sprint Nextel	29.2	7,545	11.7
Sep-05	7-Eleven Inc	IYG Holding Co	72.7	1,301	32.3
Sep-05	Chiron Corp	Novartis AG	42.0	6,625	31.7
Jan-05	UGC Holdings Inc	Liberty Media Intl Inc	54.0	3,618	3.5
Jan-05	Fox Entertainment Group Inc	News Corp	82.0	7,054	9.8
Median			**42.0 %**	**$ 3,227**	**29.4 %**
Average			**44.9**	**5,935**	**30.1**

Source: Public filings, Company press releases and DealPoint . Note: (1) Transactions listed by date of initial public announcement of offer.

Review of Braves Offer Relative to Preliminary Royals Valuation

25

CONFIDENTIAL

INVESTMENT BANKING DIVISION

E Royals Research Analyst Views

Reflects Price Targets Set Before Announcement of Braves Offer

($ per share)



Hold 25%
Buy 75%

Broker	Date of Last Research	Price Target	Recomendation	Valuation Methodology
Jefferies	21-Sep-16	$ 62.00	Buy	10 Yr. DCF Valuation (No assumptions listed)
Citi	24-Oct-16	$ 57.00	Buy	Based on a ~20.5x 2017E P/E
Cowen	23-Oct-16	$ 57.00	Buy	Based on a ~22.0x 2017E P/E
Wells Fargo	21-Oct-16	$ 55.00	Buy	Based on a ~21.5x 2017E P/E
RBC	21-Oct-16	$ 54.00	Buy	DCF Valuation: WACC: 6.8%, Terminal Growth Rate: 1.5%
Goldman Sachs[1]	20-Oct-16	$ 53.00	Hold	Based on a ~19.5x forward 12-24 month P/E and a ~12.4x forward 12-24 month EV/EBITDA
Barclays	21-Oct-16	$ 52.00	Buy	Based on a ~20.8x 2017E P/E
UBS	19-Oct-16	$ 52.00	Hold	DCF Valuation: WACC: 7.1%, Terminal Growth Rate: 0.0%
Morgan Stanley	21-Oct-16	$ 52.00	Hold	Based on a ~13.0x 2017E EBITDA and ~20.0x P/E
Median		**$ 54.00**		

Source: Wall Street research, IBES based only on reports available to GS
[1] Goldman Sachs suspended their coverage on 21-Oct-2016.

Review of Braves Offer Relative to Preliminary Royals Valuation 26

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
II. Braves Preliminary Standalone Valuation

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
Summary Historical and Projected Braves Financial Performance
Braves P&L (£ in millions, except per share data)
Historical Projected
FYE December FY2011A FY2012A FY2013A FY2014A FY2015A FY2016E FY2017E FY2018E FY2019E FY2020E ‘16 - ‘20 CAGR
Asia-Pacific 4,251 4,214 4,203 3,873 3,773
Americas 3,558 3,460 3,317 2,990 2,720
Western Europe 3,600 3,442 3,635 3,359 3,203
Eastern Europe, Middle East and Africa 3,990 4,074 4,105 3,749 3,408
Total Revenue £15,399 £15,190 £15,260 £13,971 £13,104 £14,954 £16,892 £17,563 £18,235 £18,898 6.0%
% of Growth 3.5% (1.4)% 0.5% (8.4)% (6.2)% 14.1% 13.0% 4.0% 3.8% 3.6%
COGS & SGA (ex-D&A) 9,486 9,150 9,084 8,171 7,774 8,986 10,150 10,394 10,624 10,832
% of Sales 61.6% 60.2% 59.5% 58.5% 59.3% 60.1% 60.1% 59.2% 58.3% 57.3%
EBITDA £5,913 £6,040 £6,176 £5,800 £5,330 £5,968 £6,742 £7,169 £7,611 £8,067 7.8%
% Margin 38.4% 39.8% 40.5% 41.5% 40.7% 39.9% 39.9% 40.8% 41.7% 42.7%
Depreciation & Amorization 394 359 356 397 338 372 402 432 462 492
EBIT £5,519 £5,681 £5,820 £5,403 £4,992 £5,596 £6,340 £6,737 £7,149 £7,575 7.9%
% of Margin 35.8% 37.4% 38.1% 38.7% 38.1% 37.4% 37.5% 38.4% 39.2% 40.1%
Net Income 3,095 3,841 3,897 3,114 4,287 5,387 5,385 5,826 6,267 6,707 5.6%
Diluted Share Count 1,982 1,949 1,908 1,870 1,863 1,863 1,863 1,863 1,854 1,829
EPS 1.56 1.97 2.04 1.67 2.30 2.89 2.89 3.13 3.38 3.67
Adj. EPS1 1.95 2.07 2.16 2.08 2.08 2.54 2.99 3.22 3.48 3.76 10.3%
IBES EPS 1.95 2.08 2.17 2.08 2.08 2.46 2.77 3.00 3.23 NA
Capital Expenditures £572 £748 £548 £630 £493 £673 £676 £703 £729 £756
% of Sales 3.7% 4.9% 3.6% 4.5% 3.8% 4.5% 4.0% 4.0% 4.0% 4.0%
Source: Historical and projected financials based on Wall Street Research
1 EPS excluding non-recurring items.
Braves Preliminary Standalone Valuation 28

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
Review of Braves Expected Growth Relative to Peers
2016 - 2018 Revenue Growth
4.3% 4.0% 6.2% 4.5% 10.4% Median: 4.6% 5.7% 4.6% 2.4% 1.9%
Royals Management Projections
Royals IBES Projections
Braves1
ITC
PM
IMB
JT
MO
2016 - 2018 EBITDA Growth
7.0% 6.7% 9.5% 6.2% 11.6% 9.2% Median: 6.0% 6.0% 5.1% 2.2%
Royals Management Projections
Royals IBES Projections
Braves1
ITC
PM
IMB
MO
JT
2016 - 2018 EPS Growth
9.8% 9.5% 12.6% 9.5% 11.9% 9.8% Median: 9.5% 9.5% 8.7% 5.4%
Royals Management Projections
Royals IBES Projections
Braves1
ITC
PM
MO
IMB
JT
Source: Management projections; IBES, Wall Street Research, Market data as of 20-Oct-2016
1 Solid bar represents currency adjusted growth rates per Wall Street Research reports. Dotted line represents IBES growth rate which is impacted by currency movements over the range.
Braves Preliminary Standalone Valuation 29

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
Preliminary Braves Illustrative Public Market Present Value of Future Share Price Analysis
Based on 1 Year Forward P/E Multiples | Braves Wall Street Research
Note: Analysis reflects valuation as of 30-Sep-2016.
Proposed Braves offer not received until a future date.
Future Value of Stock Price
£70 £60 £50 £40
£ 64.92 £ 59.83 £ 60.88 £ 55.35
£ 56.11 £ 51.16 £ 57.22 £ 51.91
£ 47.98 £ 52.73 £ 48.78 £ 45.20 £ 45.09
Today Dec-16 Dec-17 Dec-18 Dec-19
17.7x Forward P/E (YTD Average NTM P/E)
16.6x Forward P/E (Pre-Offer NTM P/E)
15.6x Forward P/E (5 Year Average NTM P/E)
Present Value of Future Stock Price + Dividends at 8.0 % Cost of Equity
Weighted Repurchase Price
£70 £60 £50 £40
£ 56.66 £ 54.42 £ 52.31
£ 50.19 £ 53.52 £ 51.29
£ 47.07 £ 49.19 £ 50.67
£ 48.45 £ 45.20 £ 46.35 £ 44.23
Today Dec-16 Dec-17 Dec-18 Dec-19
Value If Held
20.2x £ 50.19 £ 52.31 £ 54.43 £ 56.69
18.8x £ 47.07 £ 49.19 £ 51.30 £ 53.55
16.5x £ 44.23 £ 46.35 £ 48.46 £ 50.70
Dec-2016 Dec-2017 Dec-2018 Dec-2019 ’16 - ’19 CAGR
NTM EPS £ 2.89 £ 3.13 £ 3.38 £ 3.67 8.3%
LTM DPS £ 1.65 £ 2.06 £ 2.19 £ 2.33 12.1%
Debt (£mm) £ 13,166 £ 12,586 £ 13,868 £ 14,172 2.5%
Cash (£mm) £ 1,204 £ 600 £ 1,733 £ 1,881 16.0%
Share Repurchase (£mm) 0 0 (1,000) (2,000) -
% Shares Outstanding 0.0% 0.0% 0.5% 1.4% -
Source: Wall Street Research Note: Discounted to 30-Jun-2016.
Braves Preliminary Standalone Valuation 30

CONFIDENTIAL

Goldman Sachs | INVESTMENT BANKING DIVISION

Preliminary Illustrative Discounted Cash Flow Analysis

Implied Equity Value Per Share of Braves

(£ in millions, except per share data)

Note: Analysis reflects valuation as of 30-Sep-2016. Proposed Braves offer not received until a future date.

Equity Value per Share – Stake in Royals at Market Value[1]

WACC	Perpetuity Growth Rate (0.5)%	0.0 %	0.5 %
5.5%	£ 55.34	£ 58.88	£ 63.13
6.5%	£ 48.42	£ 50.90	£ 53.79
7.5%	£ 43.23	£ 45.05	£ 47.12

Equity Value per Share – Stake in Royals at DCF Value[2]

WACC	Perpetuity Growth Rate (0.5)%	0.0 %	0.5 %
5.5%	£ 58.35	£ 63.27	£ 69.21
6.5%	£ 50.02	£ 53.64	£ 57.89
7.5%	£ 43.64	£ 46.40	£ 49.59

% of EV from Terminal Value[3]

WACC	Perpetuity Growth Rate (0.5)%	0.0 %	0.5 %
5.5%	75.5 %	77.2 %	78.9 %
6.5%	72.1 %	73.7 %	75.3 %
7.5%	68.9 %	70.4 %	71.9 %

Implied Terminal LTM EBITDA Multiple[3]

WACC	Perpetuity Growth Rate (0.5)%	0.0 %	0.5 %
5.5%	10.7 x	11.8 x	13.0 x
6.5%	9.2 x	10.0 x	10.8 x
7.5%	8.1 x	8.6 x	9.3 x

Source: Public filings, Management projections (for DCF value of Royals stake in Braves)

Note: Free cash flow discounted to 30-Jun-2016 balance sheet using mid-year convention for cash flows, then grown to 30-Sep-2016 value at cost of equity applied over 1/4th of a year. Terminal value calculated as of 2021. Assumes net debt of £18,430mm, comprised of £1,882mm cash, £61mm short term investments, £20,231mm debt in calculation of equity value per 30-Jun-2016. Assumes 1,858mm shares outstanding (includes 10.763mm RSUs). Assumes marginal tax rate of 23.6% - 23.4%, excluding income from associates.

[1] 42.2% stake in Royals and 30.3% stake in ITC valued at proportional ownership stakes of market cap as of 30-Sep-2016 - £17.9bn and £10.2bn respectively.

[2] 30.3% stake in ITC valued using consistent methodology as (1). 40.2% stake valued based on DCF value of Royals sensitized across (0.5)% - 0.5% PGR and 5.0% - 6.0% WACC at corresponding high and low Royals sensitivities.

[3] Excludes value of 42.2% stake in Royals and 30.3% stake in ITC.

Braves Preliminary Standalone Valuation 31

CONFIDENTIAL

INVESTMENT BANKING DIVISION

Braves Research Analyst Views

Reflects Price Targets Set Before Announcement of Braves Offer

($ per share)



Sell 10%
Hold 32%
Buy 58%

Broker	Date of Last Research	Price Target	Recomendation	Valuation Methodology
Jefferies	21-Oct-16	£58.00	Buy	Based on 10-year DCF which implies NTM P/E of 19.7x
Bank of America	24-Oct-16	£58.00	Buy	DCF-based using a WACC of 6.5% and 10-year exit multiple of 9.3x EV/EBITDA. Assumes a risk-free rate of 1.1% and an equity risk premium of 6.4%
JP Morgan	19-Oct-16	£54.20	Buy	Based on combination of 18.8x 1 year forward PE and a dividend yield of 3.6% (~60% of its 5-year average discount to European staples)
Citi	24-Oct-16	£54.00	Buy	Based on a 18x 2018E P/E
Societe Generale	31-Oct-16	£54.00	Buy	Supported by DCF and 10-15% FY 2017 P/E discount to the Staples sector
Goldman Sachs[1]	13-Oct-16	£53.00	Buy	Based on SOTP valuation methodology
Credit Suisse	27-Oct-16	£53.50	Buy	DCF with an 8% cost of equity and a terminal growth rate of 1%
Morgan Stanley	21-Oct-16	£51.00	Hold	Based on 18.5x 2017 P/E and 14x EV/EBITDA
RBC Capital Markets	27-Oct-16	£44.00	Sell	Based on adjusted present value methodology (based on cost of equity of 7.5% and -1.0% terminal growth rate)
Median		**£54.00**		

Source: Wall Street research, IBES based only on reports available to GS
[1] Goldman Sachs suspended their coverage on 21-Oct-2016.

Braves Preliminary Standalone Valuation

32

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
III. Key Elements of Potential Response to Braves

CONFIDENTIAL

Goldman Sachs

Key Elements of Potential Response to Braves

INVESTMENT BANKING DIVISION

	Topics to Address	Underlying Analysis	Key Messages to Deliver
1 Royals Stand-alone Value	■ What is the standalone value of Royals and how does that compare to the offer? ■ How will the public markets perceive implied transaction multiples and premia relative to historical trading?	A Present value of future stock price B Discounted cash flow C Precedent transactions D Precedent premia E Relative trading F Research analyst price targets	■ Valuation of management plan suggests **fundamental value well in excess of proposed transaction** ■ **Quoted transaction multiple inflated** by lack of LO synergies and does not reflect potential combination synergies ■ Proposal reflects **de minimis premium** relative to recent trading values ■ **Timing appears opportunistic** relative to public data points
2 Opportunities from Combination	■ How was Braves' synergy estimate derived? ■ What are the tax implications for Braves? ■ What are the cash flow items that Braves may not be counting	A Operational synergy comparables B Outside-in tax implications C Cash flow upside	■ Synergy estimate far too conservative – transaction synergy comps suggest **~5% of target sales or $600mm annually** ■ Additional **Tax implications of $600-800mm** annually the figures above ■ Near-term potential cash flow upsides of **$1bn+**
3 Considerations for Braves	■ What levers do they have to increase their offer? ■ What is the market expecting as a next move? ■ How much can they afford? ■ What are the key issues in a potential combination?	A Borrowing capacity & cash / stock mix B Market expectations C Analysis at various prices / ability to pay D Social, governance and other non-value item impacts	■ **Significant balance sheet capacity exists** – easy to add cash to offer and maintain Mid-to-High BBB rating ■ **Market expecting a price bump** ■ Financial analysis suggests **Braves has "more to give"** on value ■ Also Important to consider other non-financial aspects of potential transaction

Key Elements of Potential Response to Braves 34

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
1 Description of Royals Standalone Valuation
Observations
Our valuation of the management plan suggests a standalone value of Royals shares in excess of your proposed price
- The management plan has meaningful earnings leverage driven by expected ~5% annual revenue growth (through a combination of pricing and innovation)
- Royals generates significant free cash flow which enables return of capital and drives strong annual EPS growth along with significant ongoing dividend payouts
- As a result, a discounted view of management’s financial forecast plans yields share prices in excess of the current market price
- The independent directors will only support a transaction which reflects a premium to the standalone value
The quoted acquisition multiple is misleading; adjusting for run-rate LO synergies and forecasted transaction cost savings brings it in-line with sector
- Transactions such as these tend to occur at a meaningful premium multiple relative to the tobacco sector
- Royals would expect at least ~[3]x premium relative to sector multiples based on historical precedents
Furthermore, a more typical cash/stock transaction premia would be ~[30]% (vs. 10-20% range implied by offer)
- This is also consistent in past transactions with significant shareholders
Relevant Data Points
1 Brave’s current offer value is worth $55.331 while the stated value of the offer is $56.50
2 Taking a present value of future share price (including dividends) of Management’s base operating plan yields an implied share price of $55.98 - $66.57
- Assuming a levered share repurchase up to 3.5x pro forma leverage, a present value of future share price on the revised standalone plan yields a share price of $57.67 - $68.62
3 The discounted cash flow analysis, which assumes a (0.5)% to 0.5% perpetuity growth rate and a 5.0% to 6.0% weighted average cost of capital, results in an implied share price of $48.86 - $71.67
- Assuming operational synergies of $400mm and additional tax implications added to the DCF value yields an implied share price of $54.26 - $95.79
4 Based upon a review of selected precedent tobacco transactions which had a multiple range of 10.9x - 16x and applying that multiple to LTM EBITDA yields a share price of $37.82 - $59.18
5 Assuming a share price premium of 15-30% based on observed values from precedent tobacco transactions and significant shareholder “squeeze-out transactions” implies a share price of $54.25 - $61.32
6 The 52-week trading range of $43.38 - $54.48 and research analyst estimates of $52.00 - $62.00 were also reviewed as other illustrative indicators of value
1 Based on closing price as of 04-Nov-2016.
Key Elements of Potential Response to Braves 35

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
1 Future Multiples Implied by Present Royals Share Price
Present Royals Share Price $ 55.00 $ 56.00 $ 57.00 $ 58.00 $ 59.00 $ 60.00 $ 61.00 $ 62.00 $ 63.00 $ 64.00 $ 65.00
Implied 2020 Share Price at 5.9% Cost of Equity1 $ 60.62 $ 61.90 $ 63.17 $ 64.45 $ 65.73 $ 67.00 $ 68.28 $ 69.55 $ 70.83 $ 72.11 $ 73.38
Royals 2021 EPS $ 3.67 $ 3.67 $ 3.67 $ 3.67 $ 3.67 $ 3.67 $ 3.67 $ 3.67 $ 3.67 $ 3.67 $ 3.67
Implied Royals 2021 P / E 16.5 x 16.9 x 17.2 x 17.6 x 17.9 x 18.3 x 18.6 x 19.0 x 19.3 x 19.7 x 20.0 x
WACC1
Implied WACC 5.8% 5.7% 5.6% 5.5% 5.4% 5.4% 5.3% 5.2% 5.1% 5.1% 5.0%
Implied WACC with $400mm Synergies 6.3% 6.2% 6.1% 6.0% 5.9% 5.8% 5.8% 5.7% 5.6% 5.5% 5.4%
Implied WACC with $600mm Synergies 6.5% 5.4% 6.3% 6.2% 6.2% 6.1% 6.0% 5.9% 5.8% 5.7% 5.6%
Implied WACC with $600mm Synergies & Tax Implications2 7.7% 7.6% 7.5% 7.4% 7.3% 7.2% 7.2% 7.1% 7.0% 6.9% 6.8%
Accretion / (Dilution)
2018 with $400mm Synergies 5.4% 5.3% 5.2% 5.0% 4.9% 4.6% 4.5% 4.3% 4.2% 3.9% 3.7%
2018 with $600mm Synergies 6.9% 6.8% 6.6% 6.5% 6.4% 6.1% 5.9% 5.8% 5.7% 5.3% 5.2%
2018 with $600mm Synergies & Tax Implications3 13.5% 13.6% 13.7% 13.7% 13.7% 13.8% 13.9% 13.9% 13.9% 13.9% 14.0%
Source: Royals management projections
Note: Dividends valued at mid-year convention. Assumes equity consideration of $32.37 / share with the remainder paid in cash. Assumes interest rate of 2.0% from $55.00 to $58.00 per share, 2.125% from $59.00 to $62.00 per share, 2.250% from $63.00 to $65.00 per share.
1 Includes forecast dividends.
2 Represents required WACC to get to DCF value of share price on top with 0% perpetuity growth rate. Synergy value allocated across 57.8% of shares not owned by Braves.
3 Assumes $40mm in additional tax implications for each additional dollar in purchase price, starting from $600mm at $55/share. Assumes equity consideration valued at $32.37 / share at 0.5502x exchange ratio.
Key Elements of Potential Response to Braves 36

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
2A Description of Operational Synergies
Observations
Noted in your press release that you referred to the $400mm estimate of operational synergies as “modest”
Reviewed this figure with Royals Management and concluded that there is at least $400mm of operational and financial savings from a combination
- Immediate obvious Royals savings in direct procurement, payroll, IT, marketing, HR and pubic company expenses
- Also estimate that there are significant savings on the Braves side including R&D/Vapor and shared manufacturing
- Furthermore, the combined size and scale of the NewCo balance sheet should yield tremendous financial savings
Firmly believe there is an opportunity to significantly improve the $400mm figure above through additional optimization and utilization “best practices” across the organization
Synergies in previous publicly-reported Tobacco transactions tend to run in a range of 2-15% of target sales
- While the high end of that range is certainly reflective of consolidations with more significant overlap (e.g. Lorillard), there is still a meaningful opportunity here relative to the low-end of that range where there was little overlap
- Estimate that total operational and financial synergies should be more in the middle of a typical range at approximately 5-7% of sales, or ~$600-800mm of annual savings
Relevant Data Points
1 Braves offer letter contemplated synergies of $400mm - represents 3.2% of Royals sales
2 Royals Management assumes $210-$301mm of operational synergies from procurement, payroll, R&D, manufacturing and other cost savings
3 Financial savings are estimated by Royals Management to be another ~$140mm-$160mm driven primarily by re-financing at a lower interest rate, and benefits of consolidated treasury operations
4 Management estimates there is an incremental $69-$159mm of operational/financial savings from “best-in-class” sharing between Royals and Braves
5 Total financial and operational synergies are estimated to be $409 - $590mm - represents 3.3% - 4.7% of Royals sales
Key Elements of Potential Response to Braves 37

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
2B Description of Tax Implications
Observations
While it was not noted your press release, clearly you’re aware of the significant tax implications of a potential transaction
The obvious areas of value include:
- Intercompany debt
- Migration of foreign debt
- Savings on dividend tax
- Savings on future share repurchase participation
- Migration of overheads
- Deductions on R&D spending
- Leaf procurement structuring
The public interpretation of your offer does not really reflect any of these implications but clearly this would be a large driver of value in any transaction
While your current proposal clearly does not reflect this, any transaction would need to offer a fair value to Royals shareholders based on the implications listed above
Relevant Data Points
1 Intercompany debt - Assumed $20bn cash consideration at a 6.0%-8.0% illustrative intercompany interest rate and 35% tax rate - $420 - $560mm of potential savings
2 Shifting Royals debt to Braves - ~$5bn of new debt between current 5.0% and new 3.0% interest rate and 20% UK tax rate - $30 - $50mm of potential savings
3 Loss of tax on dividend and share repurchase - Assumed 6.0% tax paid by Braves on dividends and share repurchases would be eliminated post-transaction - $80 - $100mm of potential savings
4 Other operational tax implications include shifting Braves R&D to U.S., purchasing international leaf from Braves and the allocation of Braves overhead to the U.S.
5 Total potential tax implications of $580 - $810mm
Key Elements of Potential Response to Braves 38

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
2C Description of Cash Flow Upside
Observations
In addition to the ongoing operational, financial and tax implications from a transaction, also note that there are several significant potential cash benefits for Braves from a combination
Perhaps most significant, estimate that the current ~$1.4bn dividend payment going non-Braves shareholder would likely be reduced to $850mm annually (a savings of $550mm per year, assuming constant dividend per share)
Braves would also have an ability to utilize ~$350mm of trapped offshore cash, that is currently being held to avoid a ~$100mm+ tax liability
Furthermore, note that Braves would be able to recapture the intended $85mm payment due to Royals in 2017 for Japan manufacturing
Finally, there is probably $150mm+ of working capital upside from a combination, including utilization of MSA payment cash flows and ability to decrease offshore leaf inventory post transaction
While several of these items may appear small relative to the magnitude of the transaction, note that in aggregate they amount to nearly $0.50 per non-Braves share (excluding the annual dividend savings)
Relevant Data Points
1 Current Royals dividend structure pays ~$1,400mm to outside shareholders, new Braves shares issued represent ~$850mm, a net savings of ~$550mm
2 Decrease offshore leaf inventory from 2 years to 1: ~$140mm
3 Ability to utilize trapped offshore cash: ~$350mm
4 Elimination of $85mm manufacturing payment due to Royals in 2017
5 Opportunity to leverage timing of Royals MSA payment to drive better cash management
6 Total potential cash efficiencies of $1.0bn+
Key Elements of Potential Response to Braves 39

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
3A Braves Leverage Capacity
Illustrative Leverage Across Cash Considerations for Royals ($ in millions)
Cash Per Share $ 24.13 $ 26.00 $ 28.00 $ 30.00 $ 32.00 $ 34.00
Implied Total Cash Required $ 19,954 $ 21,501 $ 23,154 $ 24,808 $ 26,462 $ 28,116
(-) Excess Cash From Royals & Braves (1,500) (1,500) (1,500) (1,500) (1,500) (1,500)
(+) Illustrative Financing Fees 186 202 219 235 252 269
Total Borrowed $ 18,641 $ 20,203 $ 21,873 $ 23,544 $ 25,214 $ 26,885
Existing Debt $ 37,962 $ 37,962 $ 37,962 $ 37,962 $ 37,962 $ 37,962
Total PF Debt $ 56,603 $ 58,165 $ 59,835 $ 61,506 $ 63,176 $ 64,847
Implied Pro Forma Debt / 2016E EBITDA 4.1 x 4.2 x 4.4 x 4.5 x 4.6 x 4.7 x
2017E Cash Flow for Debt Service $ 2,000 $ 1,992 $ 1,978 $ 1,970 $ 1,954 $ 1,945
2017E RCF / Net Debt 4.3% 4.2% 4.0% 3.9% 3.7% 3.6%
Implied 2018 Leverage 3.3 x 3.4 x 3.5 x 3.6 x 3.7 x 3.8 x
Implied 2018 Moody’s Adj Debt / EBITDA 3.4 x 3.5 x 3.6 x 3.7 x 3.8 x 3.9 x
Implied 2018 S&P Adj Debt / EBITDA 3.3 x 3.4 x 3.5 x 3.6 x 3.7 x 3.8 x
Estimated Credit Rating High Mid / High Mid Mid Mid / Low Low
BBB BBB BBB BBB BBB BBB
2018 Accretion / (Dilution)
Including $400mm Synergies 5.2% 5.0% 4.6% 4.3% 3.8% 3.5%
Including $600mm Synergies 6.7% 6.5% 6.0% 5.8% 5.3% 5.0%
Including $600mm Synergies & Additional Tax Implications 13.3% 13.5% 13.5% 13.7% 13.7% 13.8%
Source: Management projections. Assumes 2.0% cost of debt at $24.13 & $26.00, 2.125% at $28.00 & $30.00, 2.250% at $32.00 and $34.00. Assumes 65% dividend payout ratio. Cash flow and leverage metrics assume $400mm in synergies and no tax implications. Synergies phased in at 50% in 2017 and 100% in 2018. Tax implications begin at $600mm at $24.13 per share and increase $40mm every step per Royals Management.
Key Elements of Potential Response to Braves 40

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
3B The Capital Markets Expect Royals To Negotiate Better Terms
1 The capital markets have been expecting this combination for several years
- View that the sector needs to consolidate further given secular trends
- Investors acknowledge the industrial logic of the combination and believe it is value-enhancing
- Investors do not see any regulatory issues with the deal given obvious lack of overlap
2 However, timing of approach has taken many by surprise - viewed as opportunistic
- Royals stock widely thought by many current holders to have been ‘oversold’ following last earnings print
- Braves stock viewed as (temporarily) benefitting from a macro-driven rotation in the UK into stocks with high foreign sales as a result of Brexit
3 In light of this, investors in Royals are currently positioned for a signed deal in excess of the current bid
- Market appreciates that as a 13D filer, Braves forced into a public negotiation
- Language in Braves’ bid letter interpreted by market as clearly an ‘opening bid’ in a friendly negotiation
- Arb spread implies investors are willing to bet that a deal worth $60 or more will be signed
4 Significant excess volume has traded in Royals, and new investors on register expect better terms
- Up to ~12% of the Royals share register has turned over since the announcement of the Braves proposal
- VWAP over that period is $54.62
- Clear indication of the market’s conviction that a deal will be signed that allocates value to Royals in a more equitable way
- High volume (in both stocks) also an indication that the moderate overlap observed at fund-level on 30-Jun data (8-11%) has possibly declined, meaning the shareholder base is becoming more sensitive to appropriate value allocation between Braves and Royal shareholders
5 Braves initial share price reaction demonstrates strong support for the combination - and anticipates a more equitable sharing of value creation with Royals
- Initial reaction in stock demonstrates that Braves holders see value creation potential even after recognizing that terms to Royals would need to be improved
Key Elements of Potential Response to Braves 41

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3B Current Royals Share Price Indicate That Shareholders Expect Braves To Increase Their Bid

Example: 65% Probability of Deal Signing


Royals
Market Price
$54.82
65%
Deal Signed
FV of
Implied Bid[1]
$59.76
8.5% Bump to
Current Bid
of $55.07
35%
No Deal Signed
Revert to
Undisturbed /
Standalone Fair Value
$47.17

Assuming the implied 6.0% bump on 10/27 held to 11/7, based on 11/7 market prices, there is currently a ~73% implied probability to closing

Price Bumps at Various Probabilities[1]

Assumed Probability of Deal Signing	Implied Future Value of Bid	% Bump to Current Bid Value
55.0 %	$ 61.98	12.6 %
60.0 %	$ 60.78	10.4 %
65.0 %	$ 59.76	8.5 %
70.0 %	$ 58.89	6.9 %
75.0 %	$ 58.13	5.6 %

Price Bumps Over Time[1,2]


9.0 %
8.0 %
7.0 %
6.0 %
5.0 %
4.0 %
3.0 %
4.0 %
7.6 %
6.7 %
6.2 %
6.0 %
6.1 %
7.3 %
6.4 %
6.7 %
8.2 %
7.7 %
8.5 %
21-Oct
24-Oct
25-Oct
26-Oct
27-Oct
28-Oct
31-Oct
1-Nov
2-Nov
3-Nov
4-Nov
7-Nov

Source: Bloomberg; market data as of 7-Nov-16

Note: (1) Undisturbed Royals value defined as share price on 20-Oct-16. (2) Pricing as of 11:30 AM ET (close of LSE); Braves bid valued at $55.07 per Royals share. (3) Royals is expected to pay a $0.46 quarterly dividend to shareholders of record in the second week of December 2016, March 2017, and June 2017. Braves is expected to pay a GBP 1.11 final dividend to shareholders of record in the third week of March 2017.

[1] Assumes an annual return of 6.0%, three $0.46 Royals dividends paid before deal close, and a close date of 30-June-17.

[2] Assumes constant exchange rate and probability of close (65%).

Key Elements of Potential Response to Braves

42

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3C Analysis of Royals at Various Prices
($ in millions, except per share data)
Premium Analysis
Synergies to 57.8%1
Synergies to 100%1
Pre - Synergies
Illustrative Offer Price
$55.00 $57.50 $60.00 $62.50 $65.00 $67.50
Implied Equity Value $78,689 $82,265 $85,842 $89,419 $92,996 $96,572
Net Debt $11,220 $11,220 $11,220 $11,220 $11,220 $11,220
Implied Enterprise Value $89,909 $93,485 $97,062 $100,639 $104,216 $107,792
EV / LTM EBITDA $5,718 15.7 x 16.3 x 17.0 x 17.6 x 18.2 x 18.9 x
EV / LTM EBITDA w/ LO Synergies ($274mm) $5,992 15.0 x 15.6 x 16.2 x 16.8 x 17.4 x 18.0 x
EV / 2017E EBITDA $6,313 14.2 x 14.8 x 15.4 x 15.9 x 16.5 x 17.1 x
EV / 2018E EBITDA $6,877 13.1 x 13.6 x 14.1 x 14.6 x 15.2 x 15.7 x
2017E P / E $2.53 21.7 x 22.7 x 23.7 x 24.7 x 25.7 x 26.6 x
2018E P / E $2.78 19.8 x 20.7 x 21.6 x 22.5 x 23.4 x 24.2 x
EV / 2017E EBITDA $6,713 13.4 x 13.9 x 14.5 x 15.0 x 15.5 x 16.1 x
EV / 2018E EBITDA $7,277 12.4 x 12.8 x 13.3 x 13.8 x 14.3 x 14.8 x
EV / 2017E EBITDA $4,049 12.8 x 13.3 x 13.9 x 14.4 x 14.9 x 15.4 x
EV / 2018E EBITDA $4,375 11.9 x 12.4 x 12.8 x 13.3 x 13.8 x 14.2 x
Premium to Offer Price on Announcement $56.50 (2.7)% 1.8% 6.2% 10.6% 15.0% 19.5%
Premium to Current Implied Offer Price $55.33 (0.6)% 3.9% 8.4% 13.0% 17.5% 22.0%
Premium to 52 Week High $54.48 1.0% 5.5% 10.1% 14.7% 19.3% 23.9%
Premium to 6 Month Volume Weighted Average2 $49.87 10.3% 15.3% 20.3% 25.3% 30.3% 35.3%
Source: Management projections, Bloomberg as of 04-Nov-2016
Note: Assumes 1,437mm diluted shares outstanding, net debt of $11,220mm as of 30-Sep-2016 balance sheet all per Royals Management.
1 Assumes pre-tax synergies of $400mm per Royals Management. 100% row represents 100% of synergies applied to 100% of the EBITDA and enterprise value of Braves. 57.8% row represents 100% of synergies applied to 57.8% of EBITDA and enterprise value purchased.
2 Calculated as average of daily closing price, weighted by daily volume for 6 months leading up to 20-Oct-2016.
Key Elements of Potential Response to Braves

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Appendix A: Other Royals Valuation Materials

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
Royals Illustrative Weighted Average Cost of Capital Analysis
Illustrative WACC Calculation
Assumptions
Risk Free Rate (RF)1 2.1%
Market Risk Premium (Rp)2 6.9%
Tax Rate (t) 38.6%
Pre-Tax Cost of Debt3 3.1%
Target Capital Structure
Debt / Total Capitalization4 15.2%
Equity / Target Capitalization 84.8%
Weighted Average Cost of Capital
After-Tax Cost of Debt 1.9%
Assumed Equity Beta (Be)5 0.55
Cost of Equity 5.9%
WACC 5.3%
Equity Beta
Debt / Total Capitalization
5.0% 10.0% 15.0% 20.0%
0.50 5.4% 5.2% 5.0% 4.8%
0.55 5.7% 5.5% 5.3% 5.1%
0.60 6.0% 5.8% 5.6% 5.4%
Royals and Peer Metrics
Equity Beta
Asset Beta
Company
Axioma Historical
Axioma Predicted
Axioma Historical
Axioma Predicted
Current Debt / Total Capitalization
Net Debt / Total Capitalization
Royals
0.55 0.76 0.50 0.68 14.3% 16.7%
US Peers
Altria 0.56 0.70 0.53 0.66 7.0% 7.5%
Philip Morris 0.67 0.76 0.60 0.68 14.5 17.0
Average 0.61 0.73 0.57 0.67 10.8% 12.3%
International Peers
Braves 1.10 0.88 0.96 0.77 17.0% 20.5%
Imperial Brands 0.93 0.88 0.73 0.69 27.3 37.5
ITC Limited 0.84 0.89 0.87 0.92 (4.9) (4.7)
Japan Tobacco 0.83 0.82 0.79 0.78 6.3 6.7
Median 0.88 0.88 0.83 0.77 11.7% 13.6%
Average 0.92 0.87 0.84 0.79 11.4 15.0
Source: Ibbotson, Axioma, and market data as of 20-Oct-2016 1 Risk-free rate based on 20-year government bonds. 2 Equity risk premium based on data from 1974 through 2015. 3 Pre-tax cost of debt based on Royals 10-yr USD denominated bonds.
4 Based on target leverage of 2.0x LTM EV / EBITDA and current market capitalization.
5 Equity beta based on Royals 2-yr historical Axioma beta
Other Royals Valuation Materials

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INVESTMENT BANKING DIVISION
Royals Historical & Predicted Axioma Beta
Beta
1.20
1.00
0.80
0.60
0.40
0.20
Averages 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016
Historical Beta 0.89 0.82 0.49 0.41 0.46 0.53 0.33 0.39 0.39 0.66 0.55
Predicted Beta 0.76 0.63 0.59 0.61 0.62 0.63 0.61 0.70 0.70 0.77 0.72
0.76
0.55
Oct-2006
Jun-2008
Feb-2010
Oct-2011
Jun-2013
Feb-2015
Oct-2016
Historical Beta Predicted Beta
Source: Axioma as of 20-Oct-2016
Other Royals Valuation Materials

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Goldman Sachs
INVESTMENT BANKING DIVISION
Royals Projected Unlevered Free Cash Flow
($ in millions)
Historical
Management Projections
2015
Q4 2016F
2017F
2018F
2019F
2020F
2021F
Terminal Year
Free Cash Flow
Revenue $10,675 $3,212 $13,009 $13,621 $14,331 $15,095 $15,909 $15,909
% Growth 3.8% 4.7% 5.2% 5.3% 5.4%
EBITDA $4,560 $1,574 $6,313 $6,877 $7,329 $8,026 $8,696 $8,696
% Margin 42.7% 49.0% 48.5% 50.5% 51.1% 53.2% 54.7% 54.7%
EBIT $4,438 $1,542 $6,181 $6,736 $7,190 $7,880 $8,548 $8,546
Tax (Expense) / Benefit (1,603) (574) (2,237) (2,450) (2,625) (2,881) (3,128) (3,127)
EBIAT $2,835 $968 $3,944 $4,286 $4,565 $5,000 $5,420 $5,418
(+) D&A 122 32 132 141 139 146 148 150
(-) Capital Expenditures (174) (82) (255) (189) (150) (150) (150) (150)
(-) Increase in Working Capital 595 (107) 242 34 176 147 173 76
(-) Other (402) 22 (199) (225) (246) (187) (170) (236)
Unlevered FCF $2,976 $833 $3,864 $4,047 $4,484 $4,956 $5,421 $5,258
% of EBITDA 65.3% 52.9% 61.2% 58.9% 61.2% 61.7% 62.3% 60.5%
Present Value FCF $827 $3,712 $3,685 $3,870 $4,054 $4,203 $74,139
Present Value Of Cash Flows $20,352
Present Value of Terminal Value $74,139
Enterprise Value $94,492
Net Debt (11,220)
Equity Value $83,272
Shares Outstanding 1,431
Share Price $58.20
Terminal % of Total 78.5%
Source: Management projections
Note: Cash flows discounted to 30-Sep-2016. Per management 2021 and terminal cash flow normalized to exclude $225mm in income tax benefit. Terminal year reduced an additional $25mm to normalized for negative income tax outflow and to exclude $66mm terminal year deferred income tax expense. An additional $2mm of depreciation expense is included in terminal year EBIT to normalize perpetual D&A with CAPEX per Royals Management.
Other Royals Valuation Materials

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Key Management Plan Assumptions

INVESTMENT BANKING DIVISION

Revenue Growth	▪ Revenue expands by 5.0% per annum during the projection period driven primarily by pricing and product innovation ▪ Growth is partially offset by decreases in industry-wide cigarette sales volume ▪ Market share at Newport, Camel and Santa Fe is anticipated to increase by ~0.3%, ~0.1% and 0.3%, respectively offsetting, some of this decline in overall cigarette volumes ▪ Moist share is also increasing as Grizzly brand ramps towards ~33% share of total industry shipments
Gross and Operating Margins	▪ Assumes gross margin expansion from 61.6% in 2016 to 64.8% in 2021 ▪ Assumes EBITDA margin expansion from 47.9% in 2016 to 54.7% in 2021 ▪ Margin expansion driven primarily by pricing, as well as other operational efficiencies within both COGS and SG&A, the ramp of synergies from LO (fully run-rate at beginning of 2017) and improved scale on the innovation initiatives ▪ MSA payments increase as a % of revenue in the projection period due to the expiration of the MSA credits at the end of 2016
Other Income Statement Items	▪ Interest expense remains relatively consistent during the projection period ($632mm of Non-operating expenses in 2016 as compared to $646mm in 2021) ▪ Tax rate is assumed to be ~36.5% which is consistent with historical levels ▪ Pension plan is anticipated to generate income during the projection period as plan is well funded and returns exceed the discount rate
Cash Flows	▪ Targets 80% dividend payout ratio during the projection period and $2bn share repurchase program (weighed most heavily to Q4 2016 and Q1 2017) to offset the expiration of the NPM credits – Assumes $1bn of annual repurchases starting in 2019 (post expiration of current program) ▪ Run-rate capital expenditures are anticipated to be $150mm – higher in 2016 and 2017 because of spending on the LO integration and of IT system upgrades ▪ Net working capital is a source of cash because of the timing of MSA payments (amounts are accrued throughout the year and subsequently paid in April of subsequent year)

Source: Management projections

Other Royals Valuation Materials

48

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Comparison of Management Projections vs. Wall Street Research Estimates
($ in millions, except per share data)
Management ‘16-‘18 CAGR
IBES ‘16-‘18 CAGR
Variance ‘16-‘18 CAGR
2016 2017 2018
2016 2017 2018
2016 2017 2018
Sales $12,529 $13,009 $13,621 4.3% $12,463 $13,013 $13,473 4.0% $66 $(4) $148 0.3%
% Growth 17.4% 3.8% 4.7% 16.8% 4.4% 3.5% 0.6% (0.6)% 1.2%
EBITDA $6,003 $6,313 $6,877 7.0% $5,968 $6,420 $6,797 6.7% $35 $(107) $80 0.3%
% Margin 47.9% 48.5% 50.5% 47.9% 49.3% 50.5% 0.0% (0.8)% 0.0%
EPS $2.31 $2.53 $2.78 9.8% $2.30 $2.55 $2.76 9.5% $0.01 $(0.02) $0.02 0.3%
% Growth 16.6% 9.8% 9.8% 16.2% 10.9% 8.2% 0.4% (1.1)% 1.6%
DPS $1.65 $1.99 $2.16 14.4% $1.76 $2.03 $2.21 12.1% $(0.11) $(0.04) $(0.05) 2.3%
% Payout 71.5% 78.6% 77.6% 76.5% 79.6% 80.1% (5.0)% (1.0)% (2.4)%
Source: Management projections, IBES as of 20-Oct-2016 (date of “undisturbed” price)
Other Royals Valuation Materials

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Goldman Sachs

Detailed Quarterly Royals Management Cash Flow Projections

INVESTMENT BANKING DIVISION

($ in millions, except per share data)

Cash Efficiencies in Relation to a Braves Transaction

- Current Royals dividend structure pays ~$1,400mm to outside shareholders, new Braves shares issued represent ~$850mm, a net savings of **~$550mm**
- Decrease offshore leaf inventory from 2 years to 1: **~$140mm**
- Ability to utilize trapped offshore cash: **~$350mm**
- Elimination of **$85mm** manufacturing payment due to Royals in 2017
- Opportunity to leverage timing of Royals MSA payment to drive better cash management

Total potential cash efficiencies of $1.5bn+

	2016				2017			
	Q1A	Q2A	Q3A	Q4F	Q1F	Q2F	Q3F	Q4F
Net Income	$ 720	$ 827	$ 875	$ 875	$ 800	$ 917	$ 930	$ 930
Depreciation/Amortization	30	31	30	32	33	32	34	33
Deferred Income Tax Expense	75	29	68	64	106	31	(78)	(78)
NWC Δ (1)	2,449	(2,678)	52	(107)	1,073	(1,961)	920	210
Other (2)	2,898	(51)	173	(291)	(16)	(31)	(96)	(37)
Operating Cash Flow	**$ 6,172**	**$(1,842)**	**$ 1,198**	**$ 573**	**$ 1,996**	**$(1,012)**	**$ 1,710**	**$ 1,058**
Debt Issuance/(Repayment)	$(3,616)	$(8)	$(500)	$ 0	$ 0	$ 0	$(500)	$ 0
Capital Expenditures	(43)	(50)	(54)	(82)	(65)	(53)	(72)	(65)
Share Repurchase	(125)	(24)	(75)	0	0	0	0	0
Dividends Paid	(514)	(599)	(589)	(589)	(589)	(589)	(589)	(589)
Change in Cash	**$ 1,874**	**$(2,523)**	**$(20)**	**$(98)**	**$ 1,342**	**$(1,654)**	**$ 549**	**$ 404**
Ending Cash Balance	**$ 4,441**	**$ 1,918**	**$ 1,898**	**$ 1,800**	**$ 3,142**	**$ 1,487**	**$ 2,036**	**$ 2,440**
Royals Dividend	$ 514	$ 599	$ 589	$ 589	$ 589	$ 589	$ 589	$ 589
Royals DPS	**$ 0.36**	**$ 0.42**	**$ 0.41**	**$ 0.41**	**$ 0.41**	**$ 0.41**	**$ 0.41**	**$ 0.41**
Braves Dividend		$ 2,389	$ 1,168			$ 2,717	$ 1,332	
Braves DPS	**$ 0.00**	**$ 1.28**	**$ 0.63**	**$ 0.00**	**$ 0.00**	**$ 1.46**	**$ 0.72**	**$ 0.00**
		Paid 5-May to Holders as of 18-Mar	Paid 28-Sep to Holders as of 19-Aug			Historically Paid in May to Holders as of Mar	Historically Paid in Sep to Holders as of Aug	

Assumes share repurchase and dividend increases suspended

Royals dividend relative to Braves dividend needs to be evaluated relative to timing of 2017 transaction closing

Source: Management projections, Wall Street Research
Note: Assumes final 2016 dividend represents 67% of total forecast 2017 dividend while interim 2017 dividend represents 33% of total forecast 2017 dividend all per Royals Management.
[1] Includes inventories, MSA changes in NWC.
[2] Includes, restructuring, interest rate, gains / losses on sale of assets, proceeds from short term investments, pension / postretirement and other.

Other Royals Valuation Materials

50

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Goldman Sachs
INVESTMENT BANKING DIVISION
Appendix B:
Other Braves Valuation Materials

CONFIDENTIAL

Goldman Sachs | INVESTMENT BANKING DIVISION

Braves Illustrative Weighted Average Cost of Capital Analysis

Illustrative WACC Calculation

Assumptions	
Risk Free Rate (RF)[1]	1.8 %
Market Risk Premium (Rp)[2]	6.5 %
Tax Rate (t)	30.0 %
Pre-Tax Cost of Debt[3]	2.6 %
Target Capital Structure	
Debt / Total Capitalization[4]	21.3 %
Equity / Target Capitalization	78.7 %
Weighted Average Cost of Capital	
After-Tax Cost of Debt	1.8 %
Assumed Equity Beta (B_e)[5]	0.95
Cost of Equity	8.0 %
WACC	**6.6 %**

Equity Beta	Debt / Total Capitalization: 15.0 %	21.3 %	25.0 %
0.80	6.2 %	5.9 %	5.7 %
0.95	7.0 %	6.6 %	6.4 %
1.10	7.9 %	7.4 %	7.1 %

Braves and Peer Metrics

	Equity Beta		Asset Beta			
Company	Axioma Historical	Axioma Predicted	Axioma Historical	Axioma Predicted	Current Debt / Total Capitalization	Net Debt / Total Capitalization
Braves	**1.10**	**0.88**	**0.96**	**0.77**	**17.0 %**	**20.5 %**
US Listed Peers						
Altria	0.56	0.70	0.53	0.66	7.0 %	7.5 %
Philip Morris	0.67	0.76	0.60	0.68	14.5	17.0
Royals	0.55	0.76	0.50	0.68	14.3	16.7
Median	**0.56**	**0.76**	**0.53**	**0.68**	**14.3 %**	**16.7 %**
Average	**0.59**	**0.74**	**0.54**	**0.68**	**11.9**	**13.7**
International Peers						
Imperial Brands	0.93	0.88	0.73	0.69	27.3 %	37.5 %
ITC Limited	0.84	0.89	0.87	0.92	(4.9)	(4.7)
Japan Tobacco	0.83	0.82	0.79	0.78	6.3	6.7
Median	**0.84**	**0.88**	**0.79**	**0.78**	**6.3 %**	**6.7 %**
Average	**0.86**	**0.86**	**0.79**	**0.80**	**9.6**	**13.2**

Source: Ibbotson, Axioma, and market data as of 20-Oct-2016

[1] Risk-free rate based on 20-year government bonds.
[2] Equity risk premium based on data from 1974 through 2015.
[3] Pre-tax cost of debt based on Braves 10-yr GBP denominated bonds.
[4] Based on target leverage of 3.0x LTM EV / EBITDA and current market capitalization .
[5] Equity beta based on the midpoint of Braves historical 2 year Axioma beta

Other Braves Valuation Materials 52

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INVESTMENT BANKING DIVISION
Braves Historical & Predicted Axioma Beta
Beta
1.30
1.10
0.90
0.70
0.50
0.30
Averages 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016
Historical Beta 0.63 0.53 0.59 0.75 0.68 0.59 0.57 0.60 0.60 1.00 1.05
Predicted Beta 0.75 0.76 0.71 0.69 0.74 0.75 0.75 0.80 0.80 0.91 0.82
1.10
0.88
Oct-2006
Jun-2008
Feb-2010
Oct-2011
Jun-2013
Feb-2015
Oct-2016
Historical Beta Predicted Beta
Source: Axioma as of 20-Oct-2016
Other Braves Valuation Materials

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INVESTMENT BANKING DIVISION
Braves Projected Unlevered Free Cash Flow
($ in millions)
Historical Wall Street Research Forecasts
2015 H2 2016F 2017F 2018F 2019F 2020F 2021F Terminal Year
Revenue £13,104 £8,285 £16,892 £17,563 £18,235 £18,898 £19,276 £19,276
% Growth 13.0% 4.0% 3.8% 3.6% 2.0%
EBITDA £5,330 £3,502 £6,742 £7,169 £7,611 £8,067 £8,228 £8,228
% Margin 40.7% 42.3% 39.9% 40.8% 41.7% 42.7% 42.7% 42.7%
EBIT £4,992 £3,383 £6,340 £6,737 £7,149 £7,575 £7,727 £7,457
Tax (Expense) / Benefit (1,261) (1,015) (1,902) (2,021) (2,145) (2,273) (2,318) (2,237)
EBIAT £3,731 £2,368 £4,438 £4,716 £5,004 £5,303 £5,409 £5,220
(+) D&A 338 119 402 432 462 492 501 771
(-) Capital Expenditures (493) (553) (676) (703) (729) (756) (771) (771)
(-) Increase in Working Capital (351) (417) (63) 148 166 185 106 106
Unlevered FCF £3,225 £1,517 £4,101 £4,593 £4,903 £5,224 £5,245 £5,326
% of EBITDA 60.5% 43.3% 60.8% 64.1% 64.4% 64.8% 63.7% 64.7%
Present Value FCF £1,494 £3,851 £4,050 £4,059 £4,060 £3,828 £59,801
Royals DCF
Low High Market
30% Stake in ITC (Market) £10,249 £10,249 £10,249
42% Stake in Royals £24,678 £36,163 £21,937
Total Value of Associates £34,927 £46,412 £32,185
Shares Outstanding 1,869 1,869 1,869
Per Share Value of Associates £18.69 £24.83 £17.22
Braves Standalone DCF Value £25.91 £45.80 £33.68
Total Braves DCF Value £44.60 £70.63 £50.90
Present Value Of Cash Flows £21,341
Present Value of Terminal Value £59,801
Enterprise Value £81,143
Net Debt (18,430)
Equity Value £62,713
Shares Outstanding 1,869
Implied Share Price (30-Jun-2016) £33.56
30-Sept-2016 Gross Up Factor 101.9%
Less: August Interim Dividend £(0.51)
Implied Share Price (30-Sep-2016) £33.68
Source: Wall Street research forecasts
Note: Braves cash flows discounted to 30-Jun-2016 balance sheet using mid-year convention for cash flows, then grown to 30-Sep-2016 value by applying cost of equity over 1/4th of a year and subtracting interim dividend. Braves terminal year EBIT includes an additional £270mm in D&A to normalize perpetual D&A with CAPEX. Braves low and high values assume (0.5)% and 0.5% PGR / 7.5% and 5.5% WACC respectively. Royals low and high values assume (0.5)% and 0.5% PGR / 6.0% and 5.0% WACC respectively discounted to 30-Sep-2016. Braves and Royals market values represent value of Braves ownership stakes as of 30-Sep-2016. Royals converted at USD / GBP rate of 1.299x ITC converted at INR / GBP rate of 86.535x as o 30-Sep-2016.
Other Braves Valuation Materials 54

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INVESTMENT BANKING DIVISION
Appendix C: Precedent Transaction Analysis

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
Lessons Learned from Precedent Squeeze Out Transactions
Illustrative Timeline from Precedents
3 months 6 months 9 months
Initial Offer Announcement First Price Increase Announced
Final Merger Agreement Announced Close of Transaction
Summary Statistics from Precedent Squeeze Out Transactions
Criteria
US targets
>$1bn transaction value
Acquiror ownership of Target >15%
Completed or pending transactions
29 transactions
Average
Average Premium to Initial Offer1 17.4%
Average Total Increase in Offer Price 11.1%
Average Premium to Final Offer1 30.1%
Average No. of Price Bumps 1
Average Time to First Price Bump ~3 months
Average Time to Close ~6 months
Source: Thomson Reuters
1 Premium calculations are determined using the offer price relative to the undisturbed price (T-1).
Precedent Transaction Analysis

CONFIDENTIAL

Selected Precedent Squeeze Outs Since 2005 (1/3)

INVESTMENT BANKING DIVISION

Includes US Targets; >$1bn Transaction Value; Acquiror Ownership of Target >15% and <50% Prior to Transaction

Target	Acquiror	Acq. % Ownership of Target Prior to Transaction	Date Initial Offer Announced	Deal Value ($mm)	Timeline (Dashes = Months)	Initial / Final Premium to 1 Day	Value (Consideration) Progression	Total % Increase in Offer
Talen Energy Corp[1]	Riverstone Holdings LLC	35.0 %	06/03/2016	$ 4,293		17.3 % / 17.3 %	$14.00 (100/0)	-
Rouse Properties	Brookfield Asset Management	31.5	1/19/2016	2,378		26.0 / 35.3	$17.00 (100/0) → $18.25 (100/0)	7.4
Northern Tier Energy LP	Western Refining	38.4	10/26/2015	1,782		14.0 / 16.9	$27.62 (63/37) → $28.34 (53/47)	2.6
GrafTech International[2]	Brookfield Asset Management	21.9	04/29/2015	1,054		13.1 / 14.3	$5.00 (100/0) → $5.05 (100/0)	1.0
Dole Food Co.	David H Murdock *Chairman, Former CEO*	37.6	06/11/2013	1,018		17.6 / 32.4	$12.00 (100/0) → $13.50 (100/0)	12.5
Jefferies Group	Leucadia National	28.6	11/12/2012	2,561		23.8 / 23.8	$21.38 (0/100)	-
M&F Worldwide	MacAndrews & Forbes Holdings	42.7	06/13/2011	2,289		41.5 / 47.4	$24.00 (100/0) → $25.00 (100/0)	4.2
Mediacom Communications	Rocco Commisso *Founder, CEO, Chairman*	38.9	06/01/2010	3,613		12.6 / 64.2	$6.00 (100/0) → $8.75 (100/0)	45.8
Burlington Northern Santa Fe	Berkshire Hathaway	23.0	11/03/2009	35,948		31.5 / 31.5	$100.00 (60/40)	-
Pepsi Bottling Group	PepsiCo	29.2	04/20/2009	4,279		17.1 / 44.8	$29.50 (50/50) → $36.50 (50/50)	23.7


3M
6M
9M

Initial Offer Announcement; First Price Increase; Second Price Increase; Final Merger Agreement Announced; Close of Transaction

Source: Public filings, DealPoint

Note: (1) Transactions listed by date of initial public announcement of offer. (2) Parentheses in price progression represents % cash / % stock breakdown. (3) M represents merger and T represents tender offer.

[1] Transaction is expected to close by end of the year 2016.

[2] Tender offer opened 26-May-2015 and expired 7-July-2015.

Precedent Transaction Analysis 57

CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Selected Precedent Squeeze Outs Since 2005 (2/3)

Includes US Targets; >$1bn Transaction Value; Acquiror Ownership of Target >15% and <50% Prior to Transaction

Target	Acquiror	Acq. % Ownership of Target Prior to Transaction	Date Initial Offer Announced	Deal Value ($mm)	Timeline (Dashes = Months)	Initial / Final Premium to 1 Day	Value (Consideration) Progression	Total % Increase in Offer
PepsiAmericas	PepsiCo	42.5 %	04/20/2009	$10,758		17.1 % / 43.4 %	$23.27 (50/50) → $28.50 (50/50)	22.5 %
Sovereign Bancorp	Banco Santander	24.3	10/13/2008	1,910		3.5 / 3.5	$3.81 (0/100)	-
ASE Test	ASE Group	36.0	09/04/2007	1,200		25.6 / 25.6	$14.78 (100/0)	-
Pacific Energy Partners	Plains All American Pipeline	24.5	06/12/2006	1,615		10.6 / 10.6	$17.75 (0/100)	-
Trizec Properties	Brookfield Properties Corp. / Blackstone Group	37.1	06/05/2006	4,747		17.9 / 17.9	$29.01 (100/0)	-
William Lyon Homes	General William Lyon	46.7	03/17/2006	1,221		22.9 / 44.0	$93.00 (100/0) → $100.00 (100/0) → $109.00 (100/0)	17.2
Lafarge North America[1]	Lafarge SA	48.9	02/06/2006	3,227		16.7 / 33.1	$75.00 (100/0) → $82.00 (100/0) → $85.50 (100/0)	14.0
Nextel Partners	Sprint Nextel Corp	29.2	10/24/2005	7,545		11.7 / 11.7	$28.50 (100/0)	-
Chiron Corp	Novartis AG	42.0	09/01/2005	6,625		9.8 / 31.7	$40.00 (100/0) → $45.00 (100/0) → $48.00 (100/0)	20.0



M
T
3M
6M
9M

Average: Average Offer Price Bumps: 1 | Average Time to First Price Bump: ~3M | Average Time to Close: ~7M | Average Premium: 18.4 % / 28.9 % | ~9.0 %

● Initial Offer Announcement ● First Price Increase ● Second Price Increase ● Final Merger Agreement Announced ● Close of Transaction

Source: Public filings, DealPoint

Note: (1) Transactions listed by date of initial public announcement of offer. (2) Parentheses in price progression represents % cash / % stock breakdown. (3) M represents merger and T represents tender offer.

[1] Tender offer expired on 12-May-2006.

Precedent Transaction Analysis

58

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Goldman Sachs
INVESTMENT BANKING DIVISION
Selected Precedent Squeeze Outs Since 2005 (3/3)
Includes US Targets; >$1bn Transaction Value; Acquiror Ownership of Target >50% Prior to Transaction
Target
Acquiror
Acq. % Ownership of Target Prior to Transaction
Date Initial Offer Announced
Deal Value ($mm)
Timeline (Dashes = Months)
Initial / Final Premium to 1 Day Prior
Value (Consideration) Progression
Total % Increase in Offer
Clearwire Corp Sprint Nextel Corp 50.4% 12/17/2012 $3,330 M 8.3% / 108.3% $2.60 (100/0) $2.97 (100/0) $3.40 (100/0) $5.00 (100/0) 92.3%
Gerdau Ameristeel Gerdau Steel North America Inc 66.3 06/02/2010 1,607 M 52.6 / 52.6 $11.00 (100/0) -
Odyssey Re Holdings Corp Fairfax Financial Holdings Ltd 72.6 09/08/2009 1,050 T 19.5 / 29.4 $60.00 (100/0) $65.00 (100/0) 8.3
UnionBanCal Corp Bank of Tokyo-Mitsubishi UFJ 65.4 08/12/2008 3,707 T 8.3 / 26.3 $63.00 (100/0) $73.50 (100/0) 16.7
Genentech Roche Holding AG 55.9 07/21/2008 46,695 T 8.8 / 16.1 $89.00 (100/0) $86.50 (100/0) $93.00 (100/0) $95.00 (100/0) 6.7
Nationwide Financial Services Nationwide Mutual Insurance Co 66.5 03/10/2008 2,450 M 24.4 / 37.8 $47.20 (100/0) $52.25 (100/0) 10.7
TD Banknorth Toronto-Dominion Bank 57.0 11/20/2006 3,232 M 6.5 / 6.5 $32.33 (100/0) -
7-Eleven IYG Holding Co 72.7 09/01/2005 1,301 T 14.7 / 32.3 $32.50 (100/0) $37.50 (100/0) 15.4
UGC Holdings Liberty Media 54.0 1/17/2005 3,618 M 3.5 / 3.5 $9.58 (20/80) -
Fox Entertainment News Corp 82.0 1/10/2005 7,054 M 3M 6M 9M 7.4 / 9.8 $33.54 (0/100) $34.27 (0/100) 2.2
Average: Average Offer Price Bumps: 1 Average Time to First Price Bump: ~3M Average Time to Close: ~5M Average Premium: 15.4% / 32.3% ~15.2%
Initial Offer Announcement First Price Increase Second Price Increase Third Price Increase Final Merger Agreement Annc. Close of Transaction
Source: Public filings, DealPoint
Note: (1) Transactions listed by date of initial announcement date. (2) Parentheses in price progression represents % cash / % stock breakdown. (3) M represents merger and T represents tender offer.
Precedent Transaction Analysis

CONFIDENTIAL

Goldman Sachs

Selected Examples of Precedent Situations (1 / 3)

INVESTMENT BANKING DIVISION

Buyer / Seller Timeline Dynamic

Target / Acquiror	ROUSEPROPERTIES / Brookfield	Dole / Murdock (Chairman / Former CEO) Buyout	M & F Worldwide Corp. / MacAndrews & Forbes Holdings Inc
Initial Approach	■ Private / Letter sent to Board ■ Published letter in 13D 4 days later	■ Public / Letter sent to the Board ■ Offer had hard expiration on reaching MA	■ Public / Letter sent to Board / Phone Calls to all Board Members
Ann. of Approach	■ January 19, 2016	■ June 10, 2013	■ June 13, 2011
Target Response	■ Privately rejected	■ Continued private engagement	■ Continued private engagement
Negotiation	■ Brookfield offered "best and final" price after private rejection ■ Standstill signed immediately after offer ■ Rouse provided counter-proposal with price bump, 'majority of minority' provision, and requirement for no management contact until merger agreement signed ■ Brookfield countered with modest price bump and dividend freeze until close ■ Third-party interest solicited but was unsuccessful ■ Lawyers negotiated CA and MA without direct management interaction ■ Post-closing employment arrangements were critical prior to signing	■ Offer required special committee and 'majority of minority' vote ■ 2 PE firms expressed interest; one gave a similar offer to Murdock's but was rejected after initial diligence raised doubts on firmness of offer ■ Public company competitor discussed a cash / stock offer, conditioned upon Murdock's support (non-starter) ■ Murdock used offer expiration as leverage to stay at bid price, then privately increased offer late in process ■ Principal to Principal negotiations led to breaking impasse and reaching final agreement ■ Go-shop provision negotiated	■ Company revised model and shared with MacAndrews & Forbes ■ Agreement on 5 yr. projections, a continued source of challenge in negotiations ■ Joint advisor, Special Committee, and buyer sessions to share views on value ■ MacAndrews & Forbes intransigent on price through multiple discussions ■ After Principal to Principal discussion, price bumped up modestly as "best and final" ■ No-shop and fiduciary out provisions heavily negotiated ■ 'Majority of minority' vote requirement added to MA
Announce Date	■ February 25, 2016	■ August 12, 2013	■ September 11, 2011

Source: Public filings

60

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Selected Examples of Precedent Situations (2 / 3)

INVESTMENT BANKING DIVISION

Buyer / Seller Timeline Dynamic

Target / Acquiror	Mediacom / Management Buyout	PBG & PepsiAmericas / PepsiCo	Genentech / Roche
Initial Approach	■ Private / Letter sent to Board	■ Public / Letters sent to Boards	■ Private / Letter sent to Board
Ann. of Approach	■ June 1 , 2010	■ April 20, 2009	■ July 21, 2008
Target Response	■ Privately rejected initial bid	■ Publicly rejected but privately engaged	■ Issued press release rejecting initial bid
Negotiation	■ Multiple shareholders wrote to Board to object to initial price ■ Company had no regularly reviewed projections; created challenges in substantiating offer bumps ■ Direct meetings of both sides with advisors to discuss offer and ideas on valuation ■ Special Committee refused further negotiation without a price raise and noted advisor would not render Fairness opinion below threshold ■ Acquiror publically withdrew initial offer after impasse over 'final bid' ■ Special Committee shared revised financials and counter offer below prior stated threshold price – offer privately accepted ■ 'Majority of minority' provision	■ Undervalued synergies - PBG estimated $750mm-$850mm of combined synergies from Pepsi / PBG / PAS transaction vs. $200mm estimated by Pepsi Co. ■ After a series of meetings with PAS and PAB, Pepsi Co. revised synergy estimate to $300mm and considered bumping the offer ■ Preference for cash consideration vs. stock led to cash election ■ Offers to reflect appropriate valuation of the two targets relative to each other ■ Offers to be unconditional upon the closure of the other transaction ■ Offer bumped twice for each PBG / PAS before final offer was agreed upon ■ Principal to Principal negotiations led to breaking impasse and reaching final agreement	■ Undervalued synergies: — Roche argued that ~40% of synergies would be realized even without a transaction ■ Special Committee provided updated model including price and productivity increases, R&D costs adjustments, and "opt-in" rights for overseas business ■ Direct negotiations among advisors, Special Committee and Roche ■ Due to negotiations impasse, Roche took offer directly to shareholders - launched tender on February 9, 2009 ■ Special committee objected to initial tender price ■ Roche increased tender offer to reach close ■ Special committee advised shareholders to accept offer after another price bump
Announce Date	■ November 15, 2010	■ August 4, 2009	■ March 12, 2009

Source: Public filings

61

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Goldman Sachs

Selected Examples of Precedent Situations (2 / 3)

Buyer / Seller Timeline Dynamic

INVESTMENT BANKING DIVISION

Target / Acquiror	NEXTEL / Sprint	CHIRON / NOVARTIS	FOX / News Corporation
Initial Approach	▪ Public / Letter to Shareholders	▪ Private discussion	▪ Public / Tender Offer ▪ Offer had hard expiration on reaching MA
Ann. of Approach	▪ August 12, 2005	▪ September 1, 2005	▪ January 10, 2005
Target Response	▪ N/A - "Put Right" invoked	▪ Publicly rejected but privately engaged	▪ Company urged shareholders to wait for Special Committee recommendation
Negotiation	▪ Nextel Partners and Nextel Communications had a long standing "Put Right" agreement ▪ Nextel Partners challenged Nextel Comm. / Sprint merger with respect to branding, joint marketing and operational matters ▪ Violation of exclusivity right under JV agreement with Nextel Comm. ▪ Dispute was resolved by arbitration ▪ Special Committee to Nextel Partners unanimously urged shareholders to invoke 'Put Right' ▪ Appraisal rights exercised to determine the fair market value of the stock	▪ Initial offer was contingent upon preliminary diligence and clearance from FDA on one of its vaccines facility ▪ Board delegated the authority to management to determine terms of the offer ▪ Business and regulatory risks cited as the rationale for the initial offer ▪ Financial advisors, without specific direction and authority, explored price ranges that would prompt parties to start engaging ▪ Price negotiations deferred until Novartis agreed to taking any actions necessary to seek regulatory approvals ▪ Chiron intended to exercise 'Put Right' under its existing contract with Novartis, to provide greater assurance of completion ▪ Financial advisors negotiated on price and Novartis finally bumped the offer to break the impasse and reach final agreement	▪ Offer included 'majority of minority' provision on tender ▪ Class action lawsuits filed by a number of purported shareholders, alleging: — Board breached fiduciary duties — Offer price was unfair — Timing was opportunistic — Non-independent special committee — Failure to disclose material information ▪ News Corp increased terms of exchange offer after deadlock on price ▪ Special Committee recommended shareholders to accept increased offer
Announce Date	▪ December 20, 2005	▪ October 31, 2005	▪ March 7, 2005

Source: Public filings

62

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INVESTMENT BANKING DIVISION
Appendix D: Other Supplemental Trading Information

CONFIDENTIAL

Goldman Sachs

Royals' Summary Takeover Defenses Profile

INVESTMENT BANKING DIVISION

	Royals
Classified Board	✗
Shareholder Rights Plan	✗[1]
Blank Check Preferred	✓
Director Election Standards	Majority
Director Removal for Cause Only	✓
Prohibition on Cumulative Voting	✓
Supermajority to Approve Mergers	✗
Supermajority to Amend Charter	✓ (67% to amend certain charters)
Supermajority to Amend Bylaws	✓ (67% to amend all bylaws)
Prohibition on Ability of Shareholders to Call Special Meeting	✓
Prohibition on Ability of Shareholders to Act by Written Consent	✓
Advance Notice Provision	✓ (120 – 150 days prior to the first anniversary of the date of the Corporation's proxy statement release to shareholders)
Bylaw Requiring Derivatives Disclosure	✓
Board Fills All Vacancies	✓
State of Incorporation	North Carolina
Fair Price Provision	✗ (20%; 95%; Opted out)
Control Share Acquisition	✗ (Opted out)

Key Dates	
Deadline to Submit Proposals for Inclusion in 2017 Proxy	23 November 2016
Window to Submit Director Nominations for 2017 Annual Meeting	24 October 2016 – 23 November 2016
2017 Annual Meeting Date	May 2017[2]

Source: Shark Repellent; Company filings
[1] Royals adopted a shareholder rights plan (poison pill) in 2004 that expired on 30-Jul-2014. To date, no replacement plan has been adopted.
[2] Based on 2016 annual meeting date.

Other Supplemental Trading Information

64

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
Royals and Braves EV / LTM EBITDA Relative to Peers and Braves Offer
20x
15x
10x
5x
0x
15.4x (Implied by Braves Offer)
14.7 x 14.0 x
10.4 x
Royals Braves Tobacco Peers1
Oct-2006 Jun-2008 Feb-2010 Oct-2011 Jun-2013 Feb-2015 Oct-2016
Average 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016YTD
Royals 8.9 x 8.7 x 7.0 x 5.3 x 6.9 x 8.6 x 9.4 x 9.8 x 10.8 x 14.6 x 15.5 x
Braves 8.2 9.1 9.3 8.1 7.8 8.1 9.0 8.6 8.8 9.4 9.8
Tobacco Peers1 10.7 12.4 11.4 8.8 9.3 9.7 10.5 10.9 10.7 12.4 14.7
Source: IBES, Bloomberg, Market data as of 20-Oct-2016
Note: Royals multiple scrubbed for acquisition of LO, tobacco peers multiple scrubbed for Altria / Philip Morris and Imperial Brands / Altadis.
1Tobacco Peers include Altria, Imperial Brands, ITC, Japan Tobacco and Philip Morris. 2 Pro forma for Lorillard run rate cost and revenue synergies.
2 Reflects value of Braves offer of 20-Oct-2016.
Other Supplemental Trading Information 65

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
Braves Relative Trading Over Time
Absolute Stock Price
130%
120%
110%
100%
90%
80%
Stock Price Return Pre-Brexit Single-Day Brexit Post-Brexit
Royals 10% 1% 6%
Braves (GBP) 11 3 3
Braves (USD) 7 (6) (5)
Tobacco Peers1 7 (1) 3
118% 117%
109%
96%
Nov-2015 Dec-2015 Feb-2016 Mar-2016 May-2016 Jun-2016 Aug-2016 Sep-2016 Oct-2016
Royals Braves (GBP) Braves (USD) Tobacco Peers1
Source: CapIQ, Bloomberg, Market data as of 4-Nov-2016
Note Pre-Brexit return defined as the stock price return from 5-Nov-2016 to 23-Jun-2016, Post-Brexit return defined as the stock price return from 25-Jun-2016 to 4-Nov-2016.
1 Tobacco Peers includes Philip Morris, Altria, Imperial Brands, Japan Tobacco and ITC Limited.
Other Supplemental Trading Information 66

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
Braves Absolute Trading Over Time
Stock Price (USD /GBP)

60
50
40
30
Average Pre-Brexit Post-Brexit
Braves (GBP) £39.52 £48.01
Braves (USD) $57.42 $62.09
USD / GBP 1.4534 x 1.2934 x
1.60
1.55
1.50
1.45
$56.71
1.40
1.35
1.30
£45.20
1.25
1.255 x
1.20
1.15
1.10
USD / GBP Exchange Rate
Nov-2015 Dec-2015 Feb-2016 Mar-2016 May-2016 Jun-2016 Aug-2016 Sep-2016 Oct-2016
Braves (GBP) Braves (USD) USD / GBP
Source: CapIQ, Bloomberg, Market data as of 4-Nov-2016
Note Pre-Brexit average stock price (exchange ratio) defined as the average stock price (exchange ratio) from 5-Nov-2016 to 23-Jun-2016, Post-Brexit average stock price (exchange ratio) defined as the average stock price (exchange ratio) from 24-Jun-2016 to 4-Nov-2016.
Other Supplemental Trading Information 67

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
Relative Sizing of Largest Listed Tobacco Players
Enterprise Value
$ 177 bn
Excludes 10% ownership of ABI ($28bn)
$ 102 bn
Excludes 42% ownership of Royals
($28bn) & 30% ownership of ITC ($13bn)
$ 91 bn
$ 79 bn
$ 78 bn
$ 62 bn
$ 41 bn
China National Tobacco Represents the World’s Largest Private Tobacco Company with Estimated Annual Volumes of 2.4tn sticks
Valuation Size & Growth Financial Statistics
Equity Value - Adjusted($bn) $150 $93 $68 $67 $73 $45 $43
Net Debt / 2016E EBITDA 2.3 x 1.0 x 3.2 x 1.9 x 0.7 x 3.7 x (0.8)x
Credit Ratings A/A2 A-/A3 A-/A3 BBB/Baa3 AA-/Aa3 BBB/Baa3 NA/NA
2016E Revenue ($bn) $27 $19 $18 $12 $21 $10 $6
2016E EBITDA Margin 44.0% 48.3% 39.6% 47.9% 34.0% 46.8% 38.1%
2016-18E Revenue CAGR 5.7% 1.9% 6.2% 4.0% 2.4% 4.6% 10.4%
2017E EV/EBITDA 13.8 x 10.3 x 11.4 x 12.3 x 11.0 x 12.2 x 15.7 x
2017E P/E 19.3 x 18.4 x 17.3 x 18.5 x 16.7 x 13.6 x 24.1 x
Dividend Yield 4.4% 3.9% 3.2% 3.9% 3.3% 3.8% 3.6%
Source: Company filings, IBES, Cap IQ, as of 20-Oct-2016, Euromonitor
Assumes currency conversion for USD/ GBP of 1.22, USD/ JPY of 0.010, USD/ INR of 0.015. 68

CONFIDENTIAL

Goldman Sachs

Common Stock Comparison

US and International Tobacco Peers

($ in millions)

INVESTMENT BANKING DIVISION

Company	Closing Price 20-Oct-2016	% of 52 Week High	Adjusted Equity Market Cap (1)	Adjusted Enterprise Value (1)	Enterprise Value Multiples (2) EBITDA 2016	2017	2018	Calendarized P/E Multiples (2) 2017	2018	5-Year EPS CAGR (2)	2017 PE/5-Year EPS CAGR	Dividend Yield
Royals IBES Estimates	$ 47.17	87 %	$ 67,486	$ 78,706	13.2 x	12.3 x	11.6 x	18.5 x	17.1 x	11.4 %	1.6 %	3.9 %
Royals Management Projections	$ 47.17	87	67,486	78,706	13.1	12.5	11.4	18.6	16.9	11.4	1.6	3.9
Braves (3)	£ 48.03	94 %	$ 68,385	$ 90,962	12.8 x	11.4 x	10.8 x	17.3 x	16.0 x	12.0 %	1.4 %	3.2 %
Selelcted Comparable Companies												
Philip Morris (4)	$ 95.57	92 %	$ 150,004	$ 177,032	15.1 x	13.8 x	12.7 x	19.3 x	17.4 x	7.7 %	2.5 %	4.4 %
Altria (5)	61.85	88	92,985	102,148	10.9	10.3	9.9	18.4	17.0	8.4	2.2	3.9
Japan Tobacco (6)	¥ 3,931.00	81	72,969	78,193	11.1	11.0	10.6	16.7	15.2	(0.7)	NM	3.3
Imperial Brands	£ 38.62	93	44,885	62,195	13.3	12.2	11.8	13.6	12.9	10.9	1.2	3.8
ITC Limited (7)	INR 239.35	90	43,390	41,406	17.4	15.7	14.0	24.1	21.7	18.5	1.3	3.6
Mean		89 %	$ 80,847	$ 92,195	13.6 x	12.6 x	11.8 x	18.4 x	16.8 x	9.0 %	1.8 %	3.8 %
Median		90	72,969	78,193	13.3	12.2	11.8	18.4	17.0	8.4	1.7	3.8

(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.
(2) Sources: LTM numbers are based on latest publicly available financial statements. Projected revenues, EBITDA, EBIT, and EPS are based on IBES median estimates and/or other Wall Street research. All research estimates have been calendarized to December year end.
(3) EV adjusted for for equity investments of 42% in Royals and 30% in ITC Ltd.
(4) Pro Forma adjusted for equity investments of 20% in Megapolis Distribution BV and 49% in EITA
(5) Enterprise Value adjusted for 10.2% ownership in ABI+SAB and $3.0bn post-tax cash dollars received from the acquisition after additional share repurchases.
(6) Adjusted for market value of investments in associates and minorities.
(7) Adjusted for 45.8% stake in Gujarat Hotels and 49.0% stake in International Travel House.

Other Supplemental Trading Information 69